Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289251

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 4, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 2025)

$300,000,000

% Convertible Senior Notes due 2031

We are offering $300,000,000 aggregate principal amount of our             % convertible senior notes due 2031 (the “notes”). In addition, we have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.

MATURITY; INTEREST

We will pay interest on the notes at an annual rate of             %, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. The notes will mature on November 1, 2031, unless earlier converted or redeemed or repurchased by us.

CONVERSION

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our Class A common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, August 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election, based on the applicable conversion rate. The initial conversion rate is             shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $             per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called (or deemed called) for redemption.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

RANKING

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness (including our 8.375% Senior Notes due 2029 and our 8.250% Senior Notes due 2030), senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

CONCURRENT DELTA OFFERING

Concurrently with this offering, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, acting on behalf of themselves and/or their affiliates (in such capacity, the “delta offering underwriters”), are offering, in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the Securities and Exchange Commission (the “SEC”), and not pursuant to this prospectus supplement,             shares of our Class A common stock at a public offering price of $            per share (the “concurrent delta offering”), to facilitate hedging transactions by certain investors subscribing for the notes (“convertible arbitrage investors”). The number of shares of our Class A common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares sold by the delta offering underwriters in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the delta offering underwriters from certain convertible arbitrage investors who have sold them short to the delta offering underwriters in connection with this offering and/or (y) sold short by the delta offering underwriters to facilitate concurrent privately negotiated transactions between the delta offering underwriters (or their affiliates) with certain convertible arbitrage investors seeking a short exposure to our Class A common stock through a derivative, in an equal notional amount. We will not receive any proceeds from sales by the delta offering underwriters in the concurrent delta offering. No new shares of our Class A common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering are contingent upon one another.

LISTING; CLASS A COMMON STOCK

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our Class A common stock is listed on the Nasdaq Global Select Market, under the symbol “METC.” On November 3, 2025, the last reported sale price of our Class A common stock was $27.87 per share.

Per Note	Total(3)
Public offering price(1)%	$
Underwriting discounts and commissions(2)%	$
Proceeds, before expenses, to us %	$

____________

(1)      Plus accrued interest, if any, from             , 2025.

(2)      We refer you to “Underwriting” beginning on page S-82 of this prospectus supplement for additional information regarding underwriting compensation.

(3)      Assumes no exercise of the underwriters’ over-allotment option.

An investment in the notes involves risks. See “Risk Factors” beginning on page S-10.

Neither the SEC nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our Class A common stock, if any, issuable upon the conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about             , 2025, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Book-Running Managers
Goldman Sachs & Co. LLC	Morgan Stanley

Prospectus Supplement dated             , 2025

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to an automatic registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a shelf registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part contains an accompanying base prospectus relating to sales of securities by Ramaco Resources, Inc. and gives more general information about the Company, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have referred you. Neither we, the underwriters nor any of our or their representatives have authorized any other person to provide you with any information other than that contained in this prospectus supplement and the accompanying base prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement and the accompanying base prospectus or contained in any document incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference to such documents include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and our other filings with the SEC.

Forward-looking statements may include but are not limited to statements about:

•        the expected commercialization of rare earth elements and critical minerals operations;

•        identification and implementation of commercially feasible extraction processes, and establishment of pilot and commercial production extraction facilities;

•        anticipated coal and rare earth elements and critical mineral oxide production levels, costs, sales volumes, and revenue;

•        timing and ability to complete major capital projects;

•        economic conditions in the metallurgical coal, steel, and rare earth elements and critical mineral industries;

•        expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•        the availability of the equipment and components necessary to construct our pilot and commercial production extraction facilities;

•        estimated quantities or quality of our metallurgical coal reserves and rare earth element and critical mineral resources;

•        our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves or to fund the operations and growth of our business, including our rare earth elements and critical mineral operations;

•        maintenance, operating or other expenses or changes in the timing thereof;

•        the financial condition and liquidity of our customers;

•        competition in coal and rare earth elements and critical mineral markets;

•        the price and demand for metallurgical coal, thermal coal, and rare earth elements and critical mineral oxides;

•        compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•        potential legal proceedings and regulatory inquiries against us;

•        the impact of weather and natural disasters on plant construction, demand, production, and transportation;

•        purchases by major customers and our ability to renew sales contracts;

S-iii

•        credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•        geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

•        transportation availability, performance, and costs;

•        availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•        timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•        our ability to comply with certain debt covenants;

•        tax payments to be paid for the current fiscal year;

•        our expectations relating to dividend payments and our ability to make such payments;

•        the anticipated benefits and impacts of previous acquisitions;

•        the impacts of trade policy in the United States, China or other countries;

•        risks related to Russia’s invasion of Ukraine and the international community’s response;

•        our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

•        whether the estimates of rare earth element oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth element resources or reserves;

•        risks related to weakened global economic conditions and inflation;

•        risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets;

•        the terms and completion of the concurrent delta offering and the concurrent capped call transactions; and

•        other risks identified in this prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth element assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, are more fully described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, respectively, each of which is incorporated by reference herein, and may be updated in this prospectus supplement and in filings we make with the SEC. These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, and the

S-iv

documents incorporated by reference into this prospectus supplement, describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-v

RESERVE, RESOURCE AND OTHER MINE DISCLOSURES

This prospectus supplement includes and incorporates by reference various statements about our mineral reserves and resources relating to the Elk Creek Complex, Berwind Complex, Knox Creek Complex, Maben Complex and Brook Mine, which are derived, for the most part, from, and in some instances is an extract from, the technical report summaries prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with subpart 1300 of Regulation S-K. Under subpart 1300 of Regulation S-K, mineral resources may not be classified as “mineral reserves” unless the determination has been made by a qualified person that the indicated and measured mineral resources can be the basis of an economically viable project. You are specifically cautioned not to assume that any part or all of the mineral resources will ever be converted into mineral reserves, as defined by the SEC. You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources are estimates based on limited geological evidence and sampling and have a too high of a degree of uncertainty as to their existence to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Estimates of inferred mineral resources may not be converted to a mineral reserve. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. In particular, our estimates of rare earth and critical minerals at the Brook Mine are reported as in-place inferred resources. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have in the past pursued alternative strategies and initiatives outside the scope of our core metallurgical mining business that have not to date resulted in meaningful returns on our investment. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be the basis of an economically viable project, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted to mineral reserves.

This prospectus supplement also includes and incorporates by reference various statements regarding inferred mineral resources at the Brook Mine Property, which are derived, for the most part, from, and in some instances is an extract from, the initial assessment technical report summary prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K as well as a preliminary economic assessment completed by Fluor Corporation (“Fluor”) (and certain internal estimates). The estimates derived from the technical report summary are, in part, a function of the quality and quantity of available data at the time such report was prepared and are considered reasonable; however, the estimates should be accepted with the understanding that with additional data and analysis subsequent to the date of the report, the estimates may necessitate revision, which may be material. Similarly, Fluor’s preliminary economic assessment is based in part on information not within the control of Ramaco and entirely on information not within the control of Fluor. While it is believed that the information contained therein will be reliable under the conditions and subject to the limitations set forth therein, neither Ramaco nor Fluor guarantees the accuracy of completeness thereof.

Note Regarding the Brook Mine

No assurance can be made that prospects are reasonable for economically feasible extraction of rare earth minerals at this time. Work is currently ongoing. Economical viability is based in part on pricing provided by Ramaco, which is forward-looking and subject to a number of limitations. Actual pricing may be different than such assumptions, which could adversely impact the viability of the Brook Mine. In addition, statements regarding the proposed Brook Mine expansion and acceleration are based on a number of assumptions which are subject to limitations and may not be achieved.

S-vi

These assumptions include:

•        Life of mine projections include mining of the entire area of ownership, which includes both permitted an unpermitted area and the timing of each section of the mine is not currently known.

•        Timing for initial production and price decks are from the Fluor Preliminary Economic Assessment (and are based on models and assumptions made at the time of the completion of such analysis.

•        The timeline to production and expanded production are subject to obtaining all of the normal required federal, state and local permits and licenses and complying with all applicable regulatory requirements in the normal course of business as the project is designed and developed without encountering unforeseen or undue delays in the applicable permitting processes. The timing for the receipt of all required permits cannot be predicted at this stage in the development of the project.

•        Critical Mineral Oxide (CMO) production including mill throughput and feed grades are subject to further technical validation, including additional infill and step out drilling, geological modeling, mine planning, and metallurgical testing across the entire area of ownership.

•        Internal estimates for capital and operating costs were obtained by capacity factoring methods and have not been validated by an independent third-party engineer.

•        Mining fleet costs assume a mix of used and new equipment that are not currently owned by the Company and as such costs may fluctuate.

•        Availability of utilities and reagents is unconstrained and may not be available at the specific time of the Company’s requests to obtain.

S-vii

SUMMARY INFORMATION

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus supplement, including the sections entitled “Risk Factors” of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus supplement, and the exhibits to the registration statement of which this prospectus supplement is a part.

About Ramaco Resources, Inc.

We are a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock (collectively, our “common stock”) are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming, and we have begun the transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming.

We have four active metallurgical coal mining complexes in Central Appalachia and one development rare earth element and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, we announced that a major deposit of primary magnetic rare earth elements and critical minerals was discovered at our mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research facility and is developing both a rare earth element and critical mineral pilot processing facility expected to be followed with a full-scale commercial oxide processing facility.

Our Central Appalachian complexes include 66 million reserve tons of high-quality metallurgical coal and another 1,352 million measured and indicated resource tons of high-quality metallurgical coal. In addition, in the September 2025 Technical Report Summary of Weir International, Inc. (“Weir”), the Company’s Brook Mine was estimated to have an in-situ thermal coal resource of 170 million tons. Weir notes that the current estimate of the Brook Mine Resource Area in-place Critical Mineral Oxide tonnage is 1,392 thousand tons, with a grade that averages 498 ppm (ash-basis).

Our metallurgical coal development portfolio includes the following properties: Elk Creek, Berwind, Knox Creek, and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base. We sell this coal to North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers.

In June 2025, we initiated development of our rare earth element and critical mineral operations at the Brook Mine near Sheridan, Wyoming. That mine has initially begun to produce representative ore material for short-term pilot-scale testing of the feedstock with the goal of ultimately establishing its rare earth element mineral reserves and resources for processing at a full-scale commercial processing facility into rare earth element and critical mineral oxides.

Metallurgical Coal Strategy and Operating Priorities

We seek to increase stockholder value through sustained earnings growth, and cash flow generation by developing and operating our metallurgical coal properties and our rare earth elements and critical minerals property. We have 66 million reserve tons of high-quality metallurgical coal in West Virginia and Virginia with attractive quality characteristics across high-volatility and low-volatility segments and 1,352 million measured and indicated resource tons of high-quality metallurgical coal. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

With respect to our metallurgical coal portfolio, we plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting, and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Operationally, we are committed to being a low-cost U.S. producer of metallurgical coal. Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Financially, we are also committed to maintaining a conservative capital structure and prudently managing the business for the long term, with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis. The Company was in a net cash position as of September 30, 2025.

Depending on market conditions, we may purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

We remain focused on excellence in safety and environmental stewardship and are committed to complying with both regulatory requirements, as well as our own high standards for environmental responsibility and employee health and safety. We believe that business excellence is achieved through the pursuit of safe and responsible work practices.

Rare Earth Elements, Critical Minerals, and Advanced Carbon Initiatives

Our ongoing business development efforts are focused on the timely and prudent advancement of our rare earth elements and critical minerals operations, the establishment of associated processing facilities and the production of rare earth element minerals and coal-to-carbon based products and oxide materials.

We plan to target the processing and oxide production of a number of rare earth elements and critical minerals which include heavy magnetic rare earth elements like terbium and dysprosium and critical minerals like gallium, scandium, and germanium. All of these have been banned for export to the United States from China. These initiatives provide substantial growth opportunities in future periods.

In 2023, we announced the discovery of a major deposit of primary magnetic rare earth elements and critical minerals at our mine, the Brook Mine near Sheridan, Wyoming. The Brook Mine rare earth elements and critical minerals site has what we believe to be the largest unconventional deposit of rare earth elements and critical minerals discovered to date in the United States, as well as the first new rare earth elements mine in the United States in 70 years. We had a ribbon cutting at the Brook Mine in July 2025 celebrating the initial full scale mine production, and the overall development of this mine and oxide processing project is proceeding.

Since the July groundbreaking of the Brook Mine, we have rapidly moved to build on this momentum to transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. We recently announced plans to upsize the level of the Brook Mine production to a base level of approximately five million tons of coal per year, from the previous two million tons per year, subject to obtaining relevant permits. This is expected to provide increased feedstock supply for ultimately greater annual oxide production levels of more than 3,400 tons per year, up from the previous level of approximately 1,240 tons per year. Contiguous to the Wyoming mine, we operate a carbon research and pilot facility called the iCAM Research Center which is related to the production of high value advanced carbon products and materials from coal. In connection with these activities, we hold a body of roughly 76 intellectual property patents and pending applications, exclusive licensing agreements and various trademarks.

To support the expansion of our rare earth elements and critical minerals operations, we plan to actively engage with federal and state officials to expand the existing approved Brook Mine permit covering roughly 4,500 acres to include our entire nearly 16,000 acres of control. Our commercial oxide processing facility will be similarly designed to increase its processing capacity and accommodate higher levels of oxide production.

Before advancing to a full-scale commercial plant, we will test various processes at a pilot facility being built at the Brook Mine site near our iCAM Research Center outside Sheridan. The pilot plant is expected to begin initial operation in mid-2026. We received a $6.1 million matching grant from the Wyoming Energy Authority’s Energy Matching Fund to be applied toward development of the pilot facility.

Based on pilot testing results, we expect to proceed to engineering and designing the full commercial oxide plant, with a construction period to be validated and updated upon the completion of the Pre-feasibility Study to be followed by a subsequent two-year shakedown period for the plant to be optimized to reach full steady-state capacity.

We will also continue advancing geological work to refine our understanding of the deposit, with targeted infill drilling to tighten spacing, enhance grade control, and improve resource classification. We are also engaged in expansion drilling outside the existing permit boundary and into deeper formations.

On September 18, 2025, we received a new geological Technical Report Summary from Weir, updated from the March 2025 study. As a result, management has undertaken a revised mine plan designed around a higher cutoff concentration grade for the Brook Mine deposit. The Brook Mine represents a geologically unique rare earth elements deposit located along the northwestern margin of the Powder River Basin. Stratigraphy in the area is steeply dipping and intersected by multiple fault and fracture systems, which likely facilitated secondary mobilization and concentration of rare earth elements via fluid flow, enriching favorable coal and associated carbonaceous materials. Given these factors, similar rare earth element grades are not expected to be repeatable elsewhere within the Powder River Basin.

While current drilling and core sampling have focused within our initial 4,500-acre permitted area, we control and own all coal and other minerals on an additional roughly 11,500 acres of contiguous land. Historic lithologic and wireline logs suggest these areas share similar geologic characteristics. Multiple high-grade assay results near the existing permit boundary reinforce the expectation that rare earth elements mineralization extends beyond the current permitted area.

To support our transition and growth plans, in early August 2025 we raised approximately $200 million from an offering of our Class A common stock (before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company). We believe this capital raise has positioned us to more effectively implement our evolution into a dual platform critical minerals company.

The timeline to production and expanded production for our rare earth elements and critical minerals initiatives is subject to obtaining all required federal, state, and local permits and licenses and complying with applicable regulatory requirements, as the project is designed and developed without encountering unforeseen delays. Critical mineral oxide production, including mill throughput and feed grades, is subject to further technical validation, including additional infill and step-out drilling, geological modeling, mine planning, and metallurgical testing. We intend to pursue these activities in parallel with our ongoing development plans to support the timely and prudent advancement of the Brook Mine and associated processing facilities.

Recent Developments

Concurrent Delta Offering

Concurrently with this offering, Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC (in such capacity, the “delta offering underwriters”), are offering, in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the Securities and Exchange Commission (the “SEC”), and not pursuant to this prospectus supplement,              shares of our Class A common stock at a public offering price of $             per share (the “concurrent delta offering”), to facilitate hedging transactions by certain investors subscribing for the notes (“convertible arbitrage investors”). The number of shares of our Class A common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares sold by the delta offering underwriters in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the delta offering underwriters from certain convertible arbitrage investors who have sold them short to the delta offering underwriters in connection with this offering and/or (y) sold short by the delta offering underwriters to facilitate concurrent privately negotiated transactions between the delta offering underwriters (or their affiliates) with certain convertible arbitrage investors seeking a short exposure to our Class A common stock through a derivative, in an equal notional amount. We will not receive any proceeds from sales by the delta offering underwriters in the concurrent delta offering. No new shares of our Class A common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering are contingent upon one another.

Dividends

At the July 2025 Board meeting, the decision was made to suspend the Class A stock dividend. On August 22, 2025, the Board of Directors declared a quarterly Class B common stock dividend of $0.1918 per share on the Company’s Class B common stock. The third quarter dividend was paid on September 19, 2025, to shareholders of record on September 5, 2025 pursuant to which each holder of our Class B common stock received 0.011988 shares of Class B common stock for each share held.

Credit Agreement

On November 4, 2025, we entered into a fifth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fifth amendment to the Credit Agreement modifies the definitions section and certain covenants to permit the offering of the notes under the Credit Agreement, including by creating new definitions allowing permitted convertible indebtedness in an aggregate principal amount not to exceed $1,000,000,000 and to facilitate the capped call transactions described in this prospectus supplement.

Corporate Information

Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is https://ramacoresources.com/investors.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Ramaco Resources, Inc. and not to its subsidiaries.

Issuer	Ramaco Resources, Inc., a Delaware corporation.
Notes

$300,000,000 aggregate principal amount of             % convertible senior notes due 2031. We have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.

Settlement

            , 2025 (the “settlement date”), which is the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Issue Price	% plus accrued interest, if any, from , 2025.
Ranking	The notes will be our senior, unsecured obligations and will be:

•   equal in right of payment with our existing and future senior, unsecured indebtedness (including our 8.375% Senior Notes due 2029 (the “2029 Notes”) and our 8.250% Senior Notes due 2030) (the “2030 Notes”);

• senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
• effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•   structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

As of September 30, 2025, our total consolidated indebtedness was $122.6 million, of which an aggregate of $122.5 million was senior indebtedness and an aggregate of $0.1 million was secured indebtedness. As of September 30, 2025, our subsidiaries had $41.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $422.6 million.

Maturity	November 1, 2031, unless earlier repurchased, redeemed or converted.

Interest

            % per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. Interest will accrue from             , 2025. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

•   during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•   during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day;

• upon the occurrence of certain corporate events or distributions on our Class A common stock, as described in this prospectus supplement;
• if we call such notes for redemption; and
• at any time from, and including, August 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of our Class A common stock, then the consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is             shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $             per share of Class A common stock, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes — Conversion Rights.”

Optional Redemption

The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes — Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	Wilmington Savings Fund Society, FSB.
No Public Market

The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

The Nasdaq Global Select Market Symbol	Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “METC.” On November 3, 2025, the last reported sale price of our Class A common stock was $27.87 per share.
Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $             million (or approximately $             million if the underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $             million (or approximately $             million if the underwriters fully exercise their over-allotment option) of the net proceeds to fund the cost of entering into the capped call transactions described below. We intend to use the remainder of the net proceeds to fund the development of our rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes.

Concurrent Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with one or more of the underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, then we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors — Risks Relating to the Notes and This Offering — The capped call transactions may affect the value of the notes and our Class A common stock” and “Underwriting — Capped Call Transactions.”

Concurrent Delta Offering

Concurrently with this offering, the delta offering underwriters, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, are offering, in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, shares of our Class A common stock at a public offering price of $             per share, to facilitate hedging transactions by convertible arbitrage investors in the notes. The number of shares of our Class A common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares sold by the delta offering underwriters in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the delta offering underwriters from certain convertible arbitrage investors who have sold them short to the delta offering underwriters in connection with this offering, and/or (y) sold short by the delta offering underwriters to facilitate concurrent privately negotiated transactions between the delta offering underwriters (or their affiliates) with certain convertible arbitrage investors seeking a short exposure to our Class A common stock through a derivative, in an equal notional amount.

We will not receive any proceeds from sales by the delta offering underwriters in the concurrent delta offering. No new shares of our Class A common stock will be issued for the concurrent delta offering.

The concurrent delta offering and this offering are contingent upon one another.

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”
Material United States Federal Income Tax Considerations

For a description of the material United States federal income tax considerations of owning, converting and disposing of the notes and owning and disposing of shares of our Class A common stock, if any, issuable upon the conversion of the notes, see “Material United States Federal Income Tax Considerations.”

Book-Entry Form

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book Entry, Settlement and Clearance.”

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks described or referred to below and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025 before deciding to purchase the notes. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of the notes and our Class A common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to Ramaco Resources, Inc. and not to its subsidiaries.

Risks Relating to the Notes and This Offering

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness (including our 2029 Notes and our 2030 Notes), rank senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively rank subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of September 30, 2025, our total consolidated indebtedness was $122.6 million, of which an aggregate of $122.5 million was senior indebtedness and an aggregate of $0.1 million was secured indebtedness. As of September 30, 2025, our subsidiaries had $41.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $422.6 million.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any secured indebtedness of ours may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

We conduct a significant portion of our operations through our subsidiaries and will rely in part on our subsidiaries to make payments under the notes.

We conduct a significant portion of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will in part depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

Our indebtedness and liabilities could limit the cashflow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of September 30, 2025, we had approximately $122.6 million principal amount of consolidated indebtedness for borrowed money. We will incur $300 million (or, if the underwriters fully exercise their over-allotment option, $345 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•        increasing our vulnerability to adverse economic and industry conditions;

•        limiting our ability to obtain additional financing;

•        requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•        limiting our flexibility to plan for, or react to, changes in our business;

•        diluting the interests of our existing stockholders as a result of issuing shares of our Class A common stock upon conversion of the notes; and

•        placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategy. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”

We may be able to incur substantially more debt, which could have important consequences to you.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could have important consequences to you, because:

•        it could affect our ability to satisfy our financial obligations, including those relating to the notes;

•        a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•        it may impair our ability to obtain additional debt or equity financing in the future;

•        it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•        it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•        it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on other indebtedness (including the 2030 Notes and the 2029 Notes), to the extent outstanding. Conversely, a default under any other indebtedness (including the 2030 Notes and the 2029 Notes), if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of the notes and of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. The indenture governing the notes will not restrict our ability to incur additional indebtedness.

Our amount of debt outstanding will increase as a result of this offering. Our future indebtedness could adversely affect our business, financial condition, results of operations, and ability to meet our payment obligations under the notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

•        making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding indebtedness;

•        resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•        reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•        subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements;

•        limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•        any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other future debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt.

Our inability to extend, replace, or refinance the Credit Agreement may adversely affect our liquidity.

There can be no assurance that we will be able to further successfully amend, extend, replace, or refinance the Credit Agreement on terms that are reasonably acceptable to us, or at all. Our ability to obtain new or replacement financing, or to amend the terms of our Credit Agreement, will depend on a variety of factors, including prevailing market conditions, our financial performance, and the willingness of current or potential lenders to provide financing on terms acceptable to us. If we are unable to amend, extend, replace, or refinance the Credit Agreement before its maturity or on terms that are favorable to us, we may be required to seek alternative sources of financing, which may not be available on acceptable terms, or at all. Failure to secure such financing could result in a material and adverse effect on our liquidity, financial condition, and results of operations. In addition, any inability to refinance or amend the Credit Agreement could limit our ability to fund our operations, make capital expenditures, or pursue strategic opportunities, and could ultimately have a material adverse impact on our business and prospects.

The indenture governing the notes will contain limited protection for holders of the notes.

The indenture governing the notes will offer limited protection to holders of the notes. The terms of the indenture governing the notes and the notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the notes. In particular, the terms of the indenture governing the notes and the notes will not place any restrictions on our or our subsidiaries’ ability to:

•        issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the notes with respect to the assets of our subsidiaries;

•        pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the notes;

•        sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•        enter into transactions with affiliates;

•        create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•        make investments; or

•        create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the terms of the indenture governing the notes and the notes will not protect holders of the notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an Event of Default under the notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes or negatively affecting the trading value of the notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture governing the notes and the notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under any future credit facility or other indebtedness to which we may be a party that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay any cash amounts due upon conversion or maturity of the notes and principal and interest payments on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lender under any future credit facility or other debt we may incur in the future could elect to terminate its commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

In addition, any such default may constitute a default under the notes, which could further limit our ability to repay our debt, including the notes. If our operating performance declines, we may in the future need to seek to obtain waivers from the lender under debt that we may incur in the future (for example, under a credit facility) to avoid being in default. If we breach our covenants under such debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the debt, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because any future credit facilities will likely have customary cross-default provisions, if the indebtedness under the notes or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness limits our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our Class A common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon their maturity or conversion. Unless we exercise our option to settle conversions solely in shares, our failure to repurchase notes or to pay the cash amounts due upon their maturity or conversion when required will constitute a default under the indenture governing the notes. A default under the indenture governing the notes or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our Class A common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•        certain stock dividends, splits and combinations;

•        the issuance of certain rights, options or warrants to holders of our Class A common stock;

•        certain distributions of assets, debt securities, capital stock or other property to holders of our Class A common stock;

•        cash dividends on our Class A common stock; and

•        certain tender or exchange offers.

See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our Class A common stock (or securities exercisable for, or convertible into, our Class A common stock) for cash, that may adversely affect the trading price of the notes and our Class A common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our Class A common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring or acquisition transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring, a merger in which our Class A common stock is converted into other publicly traded stock or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes, or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

An increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” (including conversions of notes that are called or deemed called for redemption) occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $         per share of Class A common stock or less than $         per share of Class A common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds          shares of our Class A common stock per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture governing the notes will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our Class A common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with an optional redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our Class A common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our Class A common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our Class A common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our Class A common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.

The issuance or sale of shares of our Class A common stock, including sales made pursuant to the delta offering, or rights to acquire shares of our Class A common stock, could depress the trading price of our Class A common stock and the notes.

We may conduct future offerings of our Class A common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our Class A common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of September 30, 2025, we have reserved 4.0 million shares of our Class A common stock under our Long-Term Incentive Plan. If these holders, along with other stockholders to whom we have granted registration rights, exercise their registration rights and sell, or the market perceives that they will sell, a large number of shares, then the market price for our shares of Class A common stock could be adversely affected.

The indenture governing the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our Class A common stock or rights to acquire shares of our Class A common stock, if any of our existing stockholders sells a substantial amount of our Class A common stock (as discussed above), or if the market perceives that such issuances or sales may occur, then the trading price of our Class A common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of Class A common stock will dilute the ownership interests of our existing Class A common stockholders, including noteholders who have received shares of our Class A common stock upon conversion of their notes.

We will make only very limited covenants in the indenture governing the notes, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture governing the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Class A common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our Class A common stock in lieu of, or in addition to, short selling shares of our Class A common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our Class A common stock or enter into equity swaps on our Class A common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our Class A common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our Class A common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

We will adjust the conversion rate of the notes in certain circumstances, including the payment of cash dividends. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you even though no cash is received. Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. In addition, if we do not adjust (or adjust properly) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. For example, if we adjust the conversion rate as a result of a dividend that is taxable to our Class A common stockholders, such as a cash dividend, then you generally will be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend.

If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate. Such withholding (or any backup withholding) may be withheld from or set off against subsequent payments on the notes or our Class A common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes) or such Class A common stock or other funds or assets held by you. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and “Material United States Federal Income Tax Considerations.”

Non-U.S. holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A non-U.S. holder of the proceeds of a disposition (including certain conversions) of the notes or any shares of our Class A common stock into which the notes may be converted may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”). We believe that we currently are a USRPHC, and we expect to remain a USRPHC. Provided that we are and remain a USRPHC, so long as our Class A common stock continues to be regularly traded on an established securities market for United States federal income tax purposes, a non-U.S. holder will be subject to United States federal income tax on any gain on the disposition of shares of our Class A common stock not otherwise taxable only if such non-U.S. holder actually or constructively owns more than 5% of the outstanding shares of our Class A common stock at any time during the applicable period. In the case of a disposition of notes, as long as we are and remain a USRPHC, if the notes are treated as regularly traded on an established securities market for United States federal income tax purposes, a non-U.S. holder will be subject to United States federal income tax on any gain on the disposition of the notes not otherwise taxable only if such non-U.S. holder actually or constructively owns more than 5% of the outstanding notes at any time during the shorter of the five-year period ending on the disposition date or the non-U.S. holder’s holding period for the shares of Class A common stock. In the case of a disposition of notes, as long as we are and remain a USRPHC, if our Class A common stock is treated as regularly traded on an established securities market but the notes are not treated as regularly traded on an established securities market, any gain from such disposition generally will be subject to U.S. federal income tax only if, on the date that a non-U.S. holder acquires the notes, the aggregate fair market value of notes held (actually or constructively) by such non-U.S. holder exceeds 5% of the total value of the outstanding shares of our Class A common stock. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of owning, converting and disposing of the notes, and owning and disposing of shares of our Class A common stock, if any, issuable upon the conversion of the notes. See “Material United States Federal Income Tax Considerations.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our Class A common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture governing the notes could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture governing the notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our Class A common stock may view as favorable.

Holders of the notes may not be able to determine when a fundamental change or a make-whole fundamental change giving rise to their right to have the notes repurchased or giving rise to a right to convert notes at an increased conversion rate, as the case may be, has occurred following a sale, lease or other transfer or disposition of “substantially all” of our assets.

One of the circumstances under which a fundamental change and/or a make-whole fundamental change may occur is upon the sale, lease or other transfer or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes or to convert its notes at an increased conversion rate, as applicable, as a result of a sale, lease or other transfer or disposition of less than all our assets to another person may be uncertain.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes — Conversion Rights.” If one or more holders elect to convert their notes, we may elect to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

You may be unable to convert your notes before August 1, 2031, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before August 1, 2031, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our Class A common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our Class A common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert may also adversely affect the trading price of the notes and your ability to sell the notes.

Fluctuations in the trading price of our Class A common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our Class A common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our Class A common stock during the related “observation period,” which is defined under the caption “Description of Notes — Definitions” and will consist of 40 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our Class A common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date. See “Description of Notes — Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our Class A common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem the notes, in whole or in part, in certain circumstances on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at our option at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the date of redemption, as described under “Description of Notes — Optional Redemption.” If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes. Our redemption right also may adversely impact your ability to sell the notes as the optional redemption date or period approaches.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our Class A common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our Class A common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above.

The capped call transactions may affect the value of the notes and our Class A common stock.

In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of our Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution to the extent that such market price exceeds the cap price of the capped call transactions. If the underwriters exercise their over-allotment option, then we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions).

This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our Class A common stock, which could adversely affect the value of our Class A common stock and, if the notes have been issued, the value of the notes.

The capped call transactions are separate transactions (in each case that we intend to enter into with the option counterparties), are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or our Class A common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of the Concurrent Capped Call Transactions.”

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are financial institutions or affiliates of financial institutions, and we will be subject to the risk that one or more of such option counterparties might default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If any option counterparty becomes subject to bankruptcy or other insolvency proceedings, with respect to such option counterparty’s obligations under the relevant capped call transaction, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under such transaction. Our exposure will depend on many factors, but, generally, the increase in our exposure will be positively correlated to the increase in the market price and in the volatility of our Class A common stock. In addition, upon a default or other failure to perform, or a termination of obligations, by a counterparty, the counterparty may fail to deliver the shares of Class A common stock or to pay the cash otherwise required to be delivered or paid, as the case may be, to us under the capped call transactions and we may experience adverse tax consequences and more dilution than we currently anticipate with respect to our Class A common stock. We can provide no assurances as to the financial stability or viability of any option counterparty. In addition, the capped call transactions are complex, and they may not operate as planned. For example, the terms of the capped call transactions may be subject to adjustment, modification or, in some cases, renegotiation if certain corporate or other transactions occur. Accordingly, these transactions may not operate as we intend if we are required to adjust their terms as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the capped call transactions.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant.

The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.

You will likely experience immediate and substantial dilution in the net tangible book value of the Class A common stock underlying the notes upon conversion.

If you purchase our notes in this offering and they are converted into shares of our Class A common stock, you will experience immediate dilution to the extent that the conversion price per share exceeds the net tangible book value per share of our Class A common stock immediately after this offering. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of Class A common stock outstanding.

As of September 30, 2025, our net tangible book value was approximately $526.9 million, or $9.55 per share, based on 55.2 million shares of our Class A common stock outstanding. After giving effect to (i) the sale by us of $300,000,000 in principal amount of notes offered hereby at an offering price of $1,000 per $1,000 in principal amount, after deducting estimated offering expenses payable by us, and (ii) the hypothetical conversion of all of the notes at a conversion price of $27.87 per share, the closing price of our Class A common stock on November 3, 2025, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $816 million, or $12.45 per share. This represents an immediate increase in net tangible book value of $2.90 per share to existing stockholders and an immediate dilution of $15.42 per share to investors purchasing our Class A common stock upon conversion of the notes at the assumed conversion price.

The foregoing reflects only the dilution associated with this offering and the assumed conversion of the notes and does not reflect the potential dilutive impact of any future issuances of equity securities (including upon the conversion, exercise or settlement of outstanding options, warrants or other convertible securities) or potential adjustments to the conversion rate, which could further dilute the net tangible book value of any shares you receive upon conversion of the notes. There can be no assurance that the market price of our Class A common stock will not decline after you acquire shares upon conversion of the notes, and you may be unable to sell such shares at or above the price you effectively paid upon conversion.

Holding notes will not, in itself, confer any rights with respect to our Class A common stock.

Noteholders will generally not be entitled to any rights with respect to our Class A common stock (including voting rights and rights to receive any dividends or other distributions on our Class A common stock). However, noteholders will be subject to all changes affecting our Class A common stock to the extent the trading price of the notes depends on the market price of our Class A common stock and to the extent they receive shares of our Class A common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our Class A common stock.

An increase in market interest rates could result in a decrease in the value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

We may issue additional notes.

The indenture governing the notes will provide that we may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes which will be equal in rank to the notes. We may issue such additional notes, even if such issuance would not constitute a “qualified reopening” for U.S. federal income tax purposes.

We have broad discretion in the use of the net proceeds from this offering.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of shares of our Class A common stock to decline.

Risks Relating to Our Rare Earth Elements and Critical Minerals Business

We do not currently have rare earth elements or critical mineral reserves, and our growth prospects may be adversely affected if we are unable to successfully develop the Brook Mine into a commercial scale mine. In addition, fluctuations in demand for, and prices of, rare earth elements and critical minerals may adversely impact our business and growth prospects.

As described in the initial assessment technical report summary for the Brook Mine prepared by Weir International, Inc., our estimates of rare earth elements and critical minerals are not reserves, and there is no certainty that any part of our estimated tonnage of such minerals will ever be converted into reserves. Rare earth elements and critical minerals are a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth element capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have in the past pursued alternative strategies and initiatives outside the scope of our core metallurgical mining business that have not to date resulted in meaningful returns on our investment. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth elements and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful.

Changes in the level of demand for, and the market price of (including taxes and other tariffs and fees imposed upon) rare earth elements and critical minerals could significantly affect our growth prospects, which depend in large part on our ability to successfully develop the Brook Mine into a producing mine. As is the case with any mining asset that is not yet in commercial production, there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. In particular, the prices for rare earth elements and critical minerals may fluctuate and are likely to be affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation, fluctuation in the relative value of the U.S. dollar against foreign currencies, shipping and other transportation and logistics costs, global and regional supply and demand for rare earth element minerals and products, potential industry trends and the political and economic conditions of countries that produce and procure rare earth elements and critical minerals. In addition, a future change in the U.S. federal administration could result in changing policies and priorities, including with respect to trade policy and tariffs, taxes and regulation generally, all of which may have a detrimental impact on the demand for rare earth elements and critical minerals and related products.

Furthermore, supply side factors may have a significant influence on price volatility for rare earth elements and critical minerals. Supply of rare earth elements and critical minerals is currently dominated by Chinese producers. The Chinese Central Government regulates production via export bans, quotas and looser environmental standards compared to other countries, and, to a lesser extent, regulation of imports, and has and may continue to change such export bans, production quotas, environmental standards, and import regulations. Over the past few years, there has been significant restructuring of the Chinese market in line with Chinese Central Government policy; however, periods of over-supply or speculative trading of rare earth elements and critical minerals can lead to significant fluctuations in the market price of such products. A prolonged or significant economic contraction in the U.S., China, or worldwide could put downward pressure on market prices of rare earth elements and critical minerals. Protracted periods of low prices for rare earth elements and critical minerals could significantly impact our growth prospects. Demand for rare earth elements and critical minerals may be impacted by demand for downstream products such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronics industries. By contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth elements and critical minerals’ supply and demand and ultimately to the broader markets. Strong rare earth elements and critical minerals prices may create economic pressure to identify or create alternate technologies that ultimately could depress long-term demand for rare earth element minerals and products, and at the same time may incentivize development of competing mining properties. Based on all of the above, we cannot provide assurance that rare earth elements and critical minerals can be mined or processed profitably, or that we will be able to successfully commercialize our rare earth elements and critical mineral mining capabilities.

An increase in the global supply of rare earth element products, dumping, predatory pricing and other anti-competitive tactics taken by our competitors may materially adversely affect our growth prospects and the price of our Class A common stock.

The pricing of and demand for rare earth element products is affected by a number of factors beyond our control, including the global macroeconomic environment and the global supply and demand for products that use rare earth elements and critical minerals. China accounts for the significant majority of global rare earth elements and critical mineral production and also dominates the manufacture of metals from rare earth elements, capabilities that are not currently present at scale in the U.S. Over the past few years, there has been significant restructuring of the Chinese rare earth element production industry, further centralizing control over production by state-owned enterprises. Chinese competitors may engage in predatory pricing or other behaviors designed to inhibit competition. Any increase in the amount of rare earth element products exported from China or other nations and increased competition may adversely affect our ability to develop Brook Mine into an economically feasible producing mine or, in the future, our ability to ultimately profitably recover and sell rare earth elements and critical minerals, which could adversely impact our growth prospects and the price of our Class A common stock. As a result of these factors, we may not be able to compete effectively against current and future competitors.

Chinese competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve, and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. If we are not able to achieve consistent product quality at our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance, and production costs, could have a material adverse effect on our growth prospects and the price of our Class A common stock.

Consolidation of the rare earth elements and critical minerals industry may result in increased competition.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships, or strategic relationships. We expect these trends to continue as demand for rare earth element materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we may have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. For example, in December 2021, China merged three state entities to establish the China Rare Earth Group Co. Ltd (“China Rare Earth Group”), that accounts for more than half of China’s heavy rare earth elements supplies. China Rare Earth Group has enhanced pricing power of key rare earth elements, such as dysprosium and terbium, which has brought changes to the global rare earth elements supply chain. These competitive pressures could have a material adverse effect on our growth prospects and the price of our Class A common stock.

Risks Related to Recent Tax Legislation

Changes in tax legislation could have an adverse impact on our cash tax liabilities, results of operations or financial condition.

The Tax Cuts and Jobs Act of 2017 (“TCJA”) reduced the U.S. corporate income tax rate from 35% to 21% and included certain other changes that resulted in a significant reduction of our income tax liability. The recently enacted One Big Beautiful Bill Act of 2025 (the “OBBBA”) extends many of the policies first enacted in the TCJA and introduces new rules that will impact our business. OBBBA provides for the temporary 2.5% Advanced Manufacturing

Production Credit for metallurgical coal. The tax credit for metallurgical coal production is scheduled to terminate after December 31, 2029, limiting our ability to benefit from this incentive to a short window beginning in 2026. Other key provisions of OBBBA include, but are not limited to, (i) restoration of 100% bonus depreciation for qualified property (e.g., machinery and equipment) acquired and placed in service after January 19, 2025, repealing the TCJA’s phase-down that began in 2023, and deduction of domestic research and experimental expenditures in the current period, (ii) new bonus depreciation election allowing the immediate expensing of 100% of the cost basis of “qualified production property” (e.g., manufacturing facilities placed in service in the United States), if construction commences after January 19, 2025, and before January 1, 2029, and the asset is placed in service before January 1, 2031, and (iii) favorable adjustments to the interest deduction rules by permanently restoring the pre-2022 deduction cap on interest expenses with respect to debt incurred in a trade or business to generally 30% of a taxpayer’s EBITDA (as opposed to 30% of EBIT, as required under prior law). The Inflation Reduction Act of 2022 (the “IRA”) added a variety of incentives to promote clean energy, many of which will be reduced or eliminated under the OBBBA. The IRA also added a new corporate alternative minimum tax of 15% on adjusted financial statement income and an excise tax on share buybacks, both of which remain in effect under the OBBBA. Congress could, in the future, revise or repeal those changes or enact other tax law changes, such as the elimination of tax preferences currently available with respect to coal exploration and development and the percentage depletion allowance. We are unable to predict whether any such changes will ultimately be enacted, but any such changes could have a material impact on our cash tax liabilities, results of operations or financial condition.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $          million (or approximately $           million if the underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $           million (or approximately $           million if the underwriters fully exercise their over-allotment option) of the net proceeds to fund the cost of entering into the capped call transactions described in this prospectus supplement. We intend to use the remainder of the net proceeds to fund the development of our rare earth elements and critical minerals project, for strategic growth opportunities, and for general corporate purposes.

If the underwriters exercise their over-allotment option, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described in this prospectus supplement and expect to use the remainder to fund the development of our rare earth elements and critical minerals project, for strategic growth opportunities, and for general corporate purposes.

Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in short-term bank guaranteed deposits or other substantially similar secure deposits.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2025:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the issuance and sale of $300,000,000 aggregate principal amount of the notes we are offering assuming no exercise of the underwriters’ option to purchase additional notes, after deducting the underwriting discounts and commissions and our estimated offering expenses.

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes from our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each incorporated by reference herein.

	As of September 30, 2025
	Actual	Adjusted
In thousands (except share data)
Cash and cash equivalents(1)	$193,846	$
Accounts payable and other liabilities(2)	174,044		174,044
Asset retirement obligations, including current portion	32,243		32,243
Long-term debt
Revolving Credit Facility(3)	—		—
Equipment loans(3)	140		140
Senior notes, net(3)	116,316		116,316
Convertible Senior Notes due 2031 offered hereby(4)	—		300,000
Total long-term debt (excluding current portion)	116,456		416,456
Total liabilities	322,743		622,743
Stockholders’ Equity
Class A common stock, $0.01 par value, 225,000,000 shares authorized; 55,169,250 shares issued and outstanding as of September 30, 2025(5)	445		445
Class B common stock, $0.01 par value, 35,000,000 shares authorized; 10,842,811 shares issued and outstanding as of September 30, 2025(5)	104		104
Additional paid-in capital(6)	509,272		509,272
Retained earnings	17,091		17,091
Total stockholders’ equity	526,912		526,912
Total capitalization	$849,655		$1,149,655

____________

(1)      Does not reflect our expected use of approximately $        million of the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described in this prospectus supplement.

(2)      As of September 30, 2025, Accounts payable and other liabilities consisted of (i) $41,675,000 in Accounts payable, (ii) $58,467,000 of Accrued liabilities, (iii) $8,966,000 of Current portion of financing lease obligations, (iv) $283,000 of Insurance financing liability, (v) $10,955,000 of Long-term financing lease obligations, (vi) $46,386,000 of Deferred tax liability, net and (vii) $7,312,000 of Other long-term liabilities.

(3)      As of September 30, 2025, (i) there were no outstanding borrowings under the Revolving Credit Facility and we had remaining availability of $78.6 million, (ii) we had $0.1 million outstanding principal balance under equipment loans and (iii) we had outstanding $57.5 million and $65.0 million aggregate principal amount of our 2029 Notes and our 2030 Notes, respectively.

(4)      The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.

(5)      The number of shares of our common stock excludes a total of (i) approximately 2.6 million shares of Class A common stock and approximately 0.1 million shares of Class B common stock issuable from time to time upon the vesting of outstanding performance stock units and restricted stock units, (ii) approximately 4.0 million shares of Class A common stock and no shares of Class B common stock reserved for future issuance pursuant to our Long-Term Incentive Plan, as amended, and (iii) approximately 0.5 million shares of Class A common stock underlying outstanding options with a weighted average exercise price of $5.34 per share, which options vested in August 2016 and expire in August 2026.

(6)      Does not reflect the capped call transactions described in this prospectus supplement. We expect the cost of entering into the capped call transactions to be reflected as a reduction to additional paid-in capital in the stockholders’ equity section of our balance sheet.

Description of Notes

We will issue the notes under that certain indenture (the “base indenture”), dated as of July 13, 2021, between us and Wilmington Savings Fund Society, FSB, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “— Definitions.” Certain other terms used in this summary are defined in the indenture.

References to “we,” “us” and “our” in this section refer to Ramaco Resources, Inc. only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise. The term “or” is not exclusive.

Generally

The notes will:

•        be our senior, unsecured obligations;

•        initially be limited to an aggregate principal amount of $300,000,000 (or $345,000,000, if the underwriters fully exercise their over-allotment option);

•        bear interest from, and including,            2025, at an annual rate of           %, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026;

•        bear special interest in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”;

•        mature on November 1, 2031, unless earlier repurchased, redeemed or converted;

•        be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after November 6, 2028 and on or before the 40th “scheduled trading day” (as defined below under the caption “— Definitions”) immediately before the maturity date at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a “regular record date” (as defined below under the caption “— Interest”) to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “— Optional Redemption”;

•        be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “— Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•        be convertible, at the noteholders’ option, into cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of            shares of Class A common

stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $           per share of Class A common stock), under the conditions, and subject to the adjustments, described below under the caption “— Conversion Rights”;

•        be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•        initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “— Book Entry, Settlement and Clearance.”

The indenture does not contain any financial covenants and does not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue on, and the first interest payment date for, such additional notes). However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for U.S. federal income tax or federal securities laws purposes, with other notes we issue under the indenture. Any resale of notes that we repurchase as described and subject to the conditions set forth below will be deemed to be an “issuance” of notes for purposes of the foregoing.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee. Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries may repurchase will be considered outstanding for all purposes under the indenture (other than, at any time when such notes are held by us, any of our subsidiaries or affiliates or any subsidiary of any of our affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture) unless and until such time we surrender the notes to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes

For purposes of the notes, the description below under this section titled “— Payments on the Notes” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Payment and Paying Agents.”

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

•        if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•        in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “— Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption
“— Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

For purposes of the notes, the description below under this section titled “— Registrar, Paying Agent and Conversion Agent” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Payment and Paying Agents.”

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures), without prior notice to the noteholders.

Transfers and Exchanges

For purposes of the notes, the description below under this section titled “— Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Form, Exchange and Transfer.”

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. We, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of           % (which we refer to as the “stated interest”), payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026, to the noteholders of record of the notes as of the close of business on the immediately preceding April 15 and October 15, respectively (whether or not a business day) (each, a “regular record date”). Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “— Events of Default — Default Interest”) payable on the notes, unless the context requires otherwise.

If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Ranking

The notes will be our senior, unsecured obligations and will be:

•        equal in right of payment with our existing and future senior, unsecured indebtedness (including our 8.375% Senior Notes due 2029 and our 8.250% Senior Notes due 2030);

•        senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•        effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•        structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a “common equity” (as defined below under the caption “— Definitions”) holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws, the agreements governing our existing revolving credit facility and by other agreements to which our subsidiaries may become a party.

As of September 30, 2025, our total consolidated indebtedness was $122.6 million, of which an aggregate of $122.5 million was senior indebtedness and an aggregate of $0.1 million was secured indebtedness. As of September 30, 2025, our subsidiaries had $41.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $422.6 million.

See “Risk Factors — Risks Relating to the Notes and This Offering — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption

We may not redeem the notes at our option at any time before November 6, 2028. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “— Definitions”) per share of our Class A common stock exceeds 130% of the “conversion price” (as defined below under the caption “— Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “— Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $100.0 million. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “— Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a business day of our choosing that is no more than 65, nor less than 45, scheduled trading days after the date we send the related redemption notice, as described below. However, if, in accordance with the provisions described below under the caption “— Conversion Rights — Settlement Upon Conversion — Settlement Method,” we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day immediately before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 60, nor less than 15, calendar days after the date we send such redemption notice.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the redemption notice.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 42nd scheduled trading day (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs on or after the date we send the related redemption notice and on or before the second business day immediately before the related redemption date, the 10th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Redemption” and “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including a rescission as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of            shares of Class A common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $           per share of Class A common stock).

Noteholders may convert their notes only in the circumstances described below under the caption “— When the Notes May Be Converted.”

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “— Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our Class A common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

•        the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•        the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

•        if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such interest payment date;

•        if such conversion date occurs after the regular record date immediately before the maturity date;

•        if we have specified a “fundamental change repurchase date” (as defined below under the caption
“— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

•        to the extent of any special interest, overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.

Conversion Upon Satisfaction of Class A Common Stock Sale Price Condition

A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “— Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder or noteholders in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder or noteholders provide(s) us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our Class A common stock and the conversion rate. If a noteholder or noteholders provide(s) such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before August 1, 2031, we elect to:

•        distribute, to all or substantially all holders of our Class A common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our Class A common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our Class A common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “— Conversion Rate Adjustments — Generally” below); or

•        distribute, to all or substantially all holders of our Class A common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our Class A common stock has a value, as reasonably determined by us in good faith and in a commercially reasonable manner, exceeding 10% of the last reported sale price per share of our Class A common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 45 scheduled trading days before the “ex-dividend date” (as defined below under the caption “— Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur).

However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “— Settlement Upon Conversion — Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our Class A common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our Class A common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.

Certain Corporate Events

If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “— Effect of Class A Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.

Conversion Upon Redemption

If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, August 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•        comply with the “depositary procedures” (as defined below under the caption “— Definitions”) for converting the beneficial interest (at which time such conversion will become irrevocable);

•        if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

•        if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

•        complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•        deliver such note to the conversion agent (at which time such conversion will become irrevocable);

•        furnish any endorsements and transfer documents that we or the conversion agent may require;

•        if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

•        if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “— Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our Class A common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date,” subject to the provision described in the last sentence under the caption “— Settlement Upon Conversion — Delivery of the Conversion Consideration.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

Settlement Upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our Class A common stock (“physical settlement”) or a combination of cash and shares of our Class A common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an “observation period” (as defined below under the caption “— Definitions”) consisting of 40 “VWAP trading days” (as defined below under the caption “— Definitions”).

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after August 1, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on August 1, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before August 1, 2031, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. However, as described above under the captions “— Optional Redemption” and “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions,” we may in certain circumstances elect that physical settlement apply to all conversions with a conversion date occurring during the periods referred to under those captions. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day before the related redemption date; and (ii) if the related redemption date is on or after August 1, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after August 1, 2031.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable “specified dollar amount” (as defined below under the caption “— Definitions”), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method, to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “— Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Consideration Due Upon Conversion

The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

•        if physical settlement applies, a number of shares of our Class A common stock equal to the conversion rate in effect on the conversion date for such conversion;

•        if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; or

•        if combination settlement applies, (i) a number of shares of our Class A common stock equal to the sum of the “daily share amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of our Class A common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “— Conversion Rate Adjustments” and “— Effect of Class A Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion on the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the second business day immediately before the maturity date.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of our Class A common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our Class A common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our Class A common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1) Stock Dividends, Splits and Combinations.    If we issue solely shares of our Class A common stock as a dividend or distribution on all or substantially all shares of our Class A common stock, or if we effect a stock split or a stock combination of our Class A common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=

the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “— Definitions”) of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=

the number of shares of our Class A common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our Class A common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants.    If we distribute, to all or substantially all holders of our Class A common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “— Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our Class A common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and
Y	=

a number of shares of our Class A common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our

Class A common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our Class A common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2) and the provisions described above under the caption “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our Class A common stock to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3) Spin-Offs and Other Distributed Property.

(a)     Distributions Other Than Spin-Offs.    If we distribute shares of our “capital stock” (as defined below under the caption “— Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A common stock, excluding:

•        dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “— The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•        dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•        rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “— Stockholder Rights Plans”;

•        spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•        a distribution solely pursuant to a tender offer or exchange offer for shares of our Class A common stock, as to which the provisions described below in paragraph (5) will apply; and

•        a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=

the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=

the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our Class A common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our Class A common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our Class A common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) Spin-Offs.    If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “— Definitions”) or other business unit of ours to all or substantially all holders of our Class A common stock (other than solely pursuant to (x) a Class A common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our Class A common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV	=

the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our Class A common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our Class A common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our Class A common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions.    If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the last reported sale price per share of our Class A common stock on the trading day immediately before such ex-dividend date; and
D	=	the cash amount distributed per share of our Class A common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our Class A common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our Class A common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers.    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our Class A common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our Class A common stock in such tender or exchange offer exceeds the last reported sale price per share of our Class A common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC	=

the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our Class A common stock purchased or exchanged in such tender or exchange offer;

OS0	=

the number of shares of our Class A common stock outstanding immediately before the expiration time (including all shares of our Class A common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of our Class A common stock outstanding immediately after the expiration time (excluding all shares of our Class A common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=

the average of the last reported sale prices per share of our Class A common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our Class A common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our Class A common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption
“— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•        except as described above, the sale of shares of our Class A common stock for a purchase price that is less than the market price per share of our Class A common stock or less than the conversion price;

•        the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A common stock under any such plan;

•        the issuance of any shares of our Class A common stock or options or rights to purchase shares of our Class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•        the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

•        solely a change in the par value of our Class A common stock;

•        the exchange, redemption or conversion of any or all of our Class B common stock into or for Class A common stock; or

•        accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our Class A common stock or rights to purchase our Class A common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our Class A common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our Class A common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our Class A common stock, if any, in respect of the notes (or, in some circumstances, any payments on our Class A common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) August 1, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•        a note is to be converted pursuant to physical settlement or combination settlement;

•        the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

•        the consideration due upon such conversion includes any whole shares of our Class A common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our Class A common stock (in the case of combination settlement); and

•        such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

•        a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally”;

•        a note is to be converted pursuant to physical settlement or combination settlement;

•        the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•        the consideration due upon such conversion includes any whole shares of our Class A common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our Class A common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

•        such shares would be entitled to participate in such dividend or distribution,

then:

•        in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of our Class A common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, without duplication, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

•        in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our Class A common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our Class A common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our Class A common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Conversion Rate Adjustments — Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our Class A common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan in effect.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption
“— Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “— Definitions”) and the “stock price” (as defined below under the caption “— Definitions”) of such make-whole fundamental change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$	$	$	$	$	$	$	$
, 2025
November 1, 2026
November 1, 2027
November 1, 2028
November 1, 2029
November 1, 2030
November 1, 2031

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•        if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later make-whole fundamental change effective dates in the table above, based on a 365- or 366-day year, as applicable; and

•        if the stock price is greater than $           (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “— Adjustment of Stock Prices and Number of Additional Shares”), or less than $           (subject to adjustment in the same manner), per share of our Class A common stock, then no additional shares of our Class A common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds            shares of our Class A common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”

For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “— Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “— Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “— Conversion Rate Adjustments — Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and “— Optional Redemption.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Class A Common Stock Change Event

Generally

If there occurs any:

•        recapitalization, reclassification or change of our Class A common stock, other than (x) changes solely resulting from a subdivision or combination of our Class A common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•        consolidation, merger, combination or binding or statutory share exchange involving us;

•        sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•        other similar event,

and, as a result of which, our Class A common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our Class A common stock would be entitled to receive on account of such Class A common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•        from and after the effective time of such Class A common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our Class A common stock in the provisions described under this “— Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “— Optional Redemption,” each reference to any number of shares of our Class A common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” the terms “Class A common stock” and our “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•        if such reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the second business day after the relevant conversion date; and

•        for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our Class A common stock, by the holders of our Class A common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any Class A common stock change event unless its terms are consistent with the provisions described under this “— Effect of Class A Common Stock Change Event” caption.

For the avoidance of doubt, the exchange, redemption or conversion of any or all of our Class B common stock into or for Class A common stock in one or more transactions will not constitute a Class A common stock change event.

Execution of Supplemental Indenture

At or before the effective time of the Class A common stock change event, we and the resulting, surviving or transferee person (if not us) of such Class A common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Class A Common Stock Change Event

We will provide notice of each Class A common stock change event to noteholders no later than the second business day after the effective date of the Class A common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate) or to calculate daily VWAPs over an observation period, we will, acting in good faith and in a commercially reasonable manner, make proportionate adjustments to those calculations to account for any adjustment to the conversion rate that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including a rescission as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, a noteholder must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-l under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (ii)(2) (or pursuant to clause (i) that also constitutes a fundamental change occurring pursuant to clause (ii)(2)) of the definition thereof, if:

•        such fundamental change constitutes a Class A common stock change event whose reference property consists entirely of cash in U.S. dollars;

•        immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “— Conversion Rights — Effect of Class A Common Stock Change Event” and, if applicable, “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated (i) assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provisions described in the second sentence of the second paragraph under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — Generally”); and

•        we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “— No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled “— Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Consolidation, Merger or Sale.”

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

•        the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “— Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•        immediately after giving effect to such business combination event, no “default” (as defined below under the caption “— Definitions”) will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “— Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Events of Default Under the Indenture.”

Generally

An “event of default” means the occurrence of any of the following:

(1)    a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)    a default for 30 consecutive days in the payment when due of interest on any note;

(3)    our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions”) such failure is not cured within five business days after its occurrence;

(4)    a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence;

(5)    a default in our obligations described above under the caption “— Consolidation, Merger and Asset Sale”;

(6)    a default in any of our obligations or agreements under the notes or under the indenture with respect to the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)    a default by us or any of our “significant subsidiaries” (as defined below under the caption “— Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $50,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•        constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

•        results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;

(8)    one or more final judgments being rendered against us or any of our “significant subsidiaries” (as defined below under the caption “— Definitions”) for the payment of at least $50,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not paid in full, discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)    certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

A default that is (or, after notice, passage of time or both, would be) an event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder) can be waived only with the consent of each affected noteholder. Each other default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs

For the avoidance of doubt, and without limiting the manner in which any “default” (as defined below under the caption “— Definitions”) can be cured,

•        a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•        a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “— Default Interest”) thereon; and

•        a default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default.

In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.

Notice of Defaults

If a default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee annually with a certificate as to whether any defaults have occurred or are continuing. If a default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

•        such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•        noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•        such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•        the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•        during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption “— Modification and Amendment,” the right of each holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any cash amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “— Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “— Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Supplemental Indentures.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

•        reduce the principal, or change the stated maturity, of any note;

•        reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

•        reduce the rate, or extend the time for the payment, of interest on any note (other than special interest);

•        make any change that adversely affects the conversion rights of any note;

•        impair the absolute rights of any holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•        change the ranking of the notes;

•        make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

•        reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•        make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•        cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•        add guarantees with respect to our obligations under the indenture or the notes;

•        secure the notes or any guarantees;

•        add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•        provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “— Consolidation, Merger and Asset Sale”;

•        enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “— Conversion Rights — Effect of Class A Common Stock Change Event” in connection with a Class A common stock change event;

•        irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion Rights — Settlement Upon Conversion — Settlement Method”;

•        evidence or provide for the acceptance of the appointment of a successor trustee;

•        conform the provisions of the indenture and the notes to this “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•        provide for or confirm the issuance of additional notes pursuant to the indenture;

•        provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•        comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

•        make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Discharge

For purposes of the notes, the description below under this section titled “— Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Discharge.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is Wilmington Savings Fund Society, FSB. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement, the accompanying prospectus or the related documents. The trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “— Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee and each holder (by its acceptance of any note) will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of business” means 5:00 p.m., New York City time.

“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means            shares of our Class A common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “— Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, one-40th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our Class A common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our Class A common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “METC <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our Class A common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.

“Default interest” has the meaning set forth above under the caption “— Events of Default — Default Interest.”

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Effective date,” in relation to a stock split or stock combination of our Class A common stock, means the first date on which the shares of our Class A common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our Class A common stock, the first date on which shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our Class A common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i)     a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our Class A common stock representing more than 50% of the voting power of all of our Class A common stock;

(ii)    the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or substantially all of our Class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-a-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)   our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)   our Class A common stock ceases to be listed on any of The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our Class A common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Class A common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to our “Class A common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “— Conversion Rights — Effect of Common Stock Change Event — Generally” above.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our Class A common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our Class A common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our Class A common stock is then listed. If our Class A common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our Class A common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our Class A common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our Class A common stock on such trading day from a nationally recognized independent investment banking firm we select, which may include any of the underwriters.

“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “— Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “— Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.

“Make-whole fundamental change conversion period” has the following meaning:

(i)     in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii)    in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our Class A common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our Class A common stock or in any options contracts or futures contracts relating to our Class A common stock.

“Maturity date” means November 1, 2031.

“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before August 1, 2031, the 40 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling such note for redemption and on or before the second business day before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after August 1, 2031, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange of the notes under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; and (2) such business combination event constitutes a Class A common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) the direct or indirect parent of such limited liability company, limited partnership or other similar entity.

“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “— Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded. If our Class A common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule l-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule l-02(w) but not clause (1)(i) or (l)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $30,000,000.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of Class A common stock).

“Stated interest” has the meaning set forth above under the caption “— Interest.”

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our Class A common stock receive only cash in consideration for their shares of our Class A common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our Class A common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our Class A common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of voting stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such person; (ii) such person and one or more subsidiaries of such person; or (iii) one or more subsidiaries of such person.

“Trading day” means any day on which (i) trading in our Class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “— Definitions” section). If our Class A common stock is not so listed or traded, then “trading day” means a business day.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our Class A common stock on such trading day and the conversion rate on such trading day.

“Voting stock” of any person means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into voting stock, whether or not such debt securities include any right of participation with voting stock.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our Class A common stock is then listed, or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our Class A common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our Class A common stock or in any options contracts or futures contracts relating to our Class A common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our Class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded. If our Class A common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•        upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•        ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters, or any of their respective agents, will be responsible for those operations or procedures.

DTC has advised us that it is:

•        a limited purpose trust company organized under the laws of the State of New York;

•        a “banking organization” within the meaning of the New York State Banking Law;

•        a member of the Federal Reserve System;

•        a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•        a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•        will not be entitled to have notes represented by the global note registered in their names;

•        will not receive or be entitled to receive physical, certificated notes; and

•        will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

•        DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•        an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•        we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

Description of the Concurrent Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions will initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our Class A common stock underlying the notes.

We intend to use approximately $             million of the net proceeds from this offering to pay the cost of entering into the capped call transactions. If the underwriters exercise their over-allotment option, then we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, in the event that the market price per share of our Class A common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes, up to the cap price. If, however, the market price per share of our Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our Class A common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of our Class A common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during the relevant valuation period, the number of shares of our Class A common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For any conversions of the notes prior to August 1, 2031, a corresponding portion of the relevant capped call transactions will be terminated. Upon such termination, we expect to receive from the option counterparties a number of shares of our Class A common stock, or an amount of cash, in each case, with a value equal to the fair value of such portion of the relevant capped call transactions being terminated, as calculated in accordance with the terms of the relevant capped call transactions.

The cap price of the capped call transactions will initially be approximately $             per share, which represents a premium of approximately              % above the public offering price per share of our Class A common stock in the concurrent delta offering and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are separate transactions to be entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting — Capped Call Transactions” and “Risk Factors — Risks Relating to the Notes and This Offering — The capped call transactions may affect the value of the notes and our Class A common stock.”

The Concurrent Delta Offering

Concurrently with this offering, the delta offering underwriters, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, are offering, in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement,              shares of our Class A common stock at a public offering price of $             per share, to facilitate hedging transactions by convertible arbitrage investors in the notes. The number of shares of our Class A common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares sold by the delta offering underwriters in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the delta offering underwriters from certain convertible arbitrage investors who have sold them short to the delta offering underwriters in connection with this offering, and/or (y) sold short by the delta offering underwriters to facilitate concurrent privately negotiated transactions between the delta offering underwriters (or their affiliates) with certain convertible arbitrage investors seeking a short exposure to our Class A common stock through a derivative, in an equal notional amount.

We will not receive any proceeds from sales by the delta offering underwriters in the concurrent delta offering. No new shares of our Class A common stock will be issued for the concurrent delta offering.

The concurrent delta offering and this offering are contingent upon one another.

DESCRIPTION OF OTHER INDEBTEDNESS

At September 30, 2025, we had $122.6 million of outstanding debt, or $116.3 million net of unamortized discounts and issuance costs. Our indebtedness was comprised of $0 million of outstanding borrowings under the Revolving Credit Facility, $65.0 million of 2030 Notes, and $57.5 million of 2029 Notes.

Revolving Credit Facility

On May 3, 2024, the Company entered into the First Amendment Agreement to the Second Amended and Restated Credit and Security Agreement, which amended the Second Amended and Restated Credit and Security Agreement dated February 15, 2023 (the “Credit Agreement”), which includes KeyBank National Association (“KeyBank”) and multiple lending parties, in order to, among other things, extend the maturity date of the Credit Agreement and increase the size of the facility thereunder. On November 21, 2024, we entered into a Second Amendment Agreement to the Credit Agreement in order to, among other things, increase the amount of “Permitted Additional Unsecured Debt” (as defined in the Credit Agreement) from $45,000,000 to $75,000,000. The facility created under the Credit Agreement, as amended by the First Amendment Agreement and the Second Amendment Agreement (the “Revolving Credit Facility”) has a maturity date of May 3, 2029, and provides an initial aggregate revolving commitment of $200.0 million as well as an accordion feature to increase the size by an additional $75.0 million subject to certain terms and conditions, including lenders’ consent. Prior to the First Amendment Agreement, the facility had a maturity date of February 15, 2026, and an initial aggregate revolving commitment of $125.0 million as well as an accordion feature of $50.0 million. The borrowing base at September 30, 2025 was $78.6 million based on eligible accounts receivable and inventory collateral and reserve requirements. The remaining availability under the facility at September 30, 2025 was $78.6 million. There were no outstanding borrowings at September 30, 2025.

In order to facilitate the offering of the 2030 Notes, on July 23, 2025 we entered into a third amendment to the Credit Agreement. The third amendment to the Credit Agreement allows, among other things, the 2030 Notes to be issued for up to $100 million (the 2030 Unsecured Note Basket) and reduced the amount of “Permitted Additional Unsecured Debt” (as defined in the Credit Agreement) to $15 million plus the unused portion of the 2030 Unsecured Note Basket.

In order to facilitate the offering of 10,666,667 shares of Class A common stock, on August 5, 2025 we entered into a fourth amendment to the Credit Agreement. The fourth amendment to the Credit Agreement removed the restriction, among other things, on equity issuances.

On November 4, 2025, we entered into a fifth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fifth amendment to the Credit Agreement modifies the definitions section and certain covenants to permit the offering of the notes under the Credit Agreement, including by creating new definitions allowing permitted convertible indebtedness in an aggregate principal amount not to exceed $1,000,000,000 and to facilitate the capped call transactions described in this prospectus supplement.

Revolving loans under the facility bear interest at either the base rate plus 1.50% or the Secured Overnight Financing Rate plus 2.50%. The base rate equals the highest of the administrative agent’s prime rate, the Federal Funds Effective Rate plus 0.5%, or 3%.

The terms of the facility include covenants limiting the ability of the Company to incur additional indebtedness, make investments or loans, incur liens, consummate mergers and similar Fundamental Changes, make restricted payments, and enter into transactions with affiliates. The terms of the facility also require the Company to maintain certain covenants, including fixed charge ratio and compensating balance requirements. A fixed charge coverage ratio of not less than 1.10:1.00, calculated as of the last day of each fiscal quarter, must be maintained by the Company. In addition, the Company must maintain an average daily cash balance of $5 million, as determined on a monthly basis, in a dedicated account as well as an additional $2.5 million in a separate dedicated accounts to assure future credit availability. At September 30, 2025, we were in compliance with all debt covenants under the Revolving Credit Facility.

Equipment Loans

Komatsu Financial Limited Partnership Loan — On August 16, 2021, we entered into an equipment loan with Komatsu Financial Limited Partnership, as lender, in the principal amount of approximately $1.0 million for the financing of surface equipment (the “Komatsu Equipment Loan”). Additional equipment loans of $0.7 million were entered into during October 2022. The Komatsu Equipment Loan bears interest at 4.6% per annum and is payable in 36 monthly installments of $36 thousand for the first six months and then at $28 thousand until maturity. The outstanding principal balance of the Komatsu Equipment Loan was $0.1 million at September 30, 2025.

Brandeis Machinery & Supply Company — On January 11, 2022, we entered into equipment loans with Brandeis Machinery & Supply Company, as lender, in the principal amount of $1.4 million for the financing of surface equipment (the “Brandeis Equipment Loans”). The Brandeis Equipment Loans bear interest at 4.8% per annum and are payable in 48 monthly installments. The outstanding principal balance of the Brandeis Equipment Loans was $0.06 million at September 30, 2025.

The Komatsu Equipment Loan and the Brandeis Equipment Loans are collectively referred to as the “Equipment Loans.”

2029 Notes

On November 27, 2024, we completed an offering of $50.0 million, in the aggregate, of the Company’s 8.375% Senior Notes due 2029 (the “2029 Notes”) and on December 11, 2024, we closed on an additional $7.5 million of aggregate principal. The Company incurred transaction-related fees of $2.3 million and third-party debt issuance costs of $0.8 million. The 2029 Notes mature on November 30, 2029, unless redeemed prior to maturity. The 2029 Notes bear interest at a rate of 8.375% per annum, payable quarterly in arrears on the 30th day of January, April, July and October of each year. We may redeem the 2029 Notes in whole or in part, at our option, at any time on or after November 30, 2026, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption. Issuance-related costs for the 2029 Notes included underwriters’ fees, attorney, accounting and filing costs totaling $3.1 million. These costs are reported as a debt discount which is being amortized over the term of the 2029 Notes using an effective rate method. The outstanding principal remains at $57.5 million; however, the balance of the 2029 Notes reported at September 30, 2025 was $54.7 million, which is net of unamortized issuance-related costs of $3.0 million. The effective interest rate is approximately 9.55%.

2030 Notes

On July 31, 2025, the Company completed a public offering of 8.25% Senior Unsecured Notes due 2030 (the “2030 Notes”) having an aggregate principal amount of $57.0 million with an option for the underwriters to purchase an additional $8 million of aggregate principal which was exercised by the underwriters’ on August 1, 2025. The Company incurred total transaction-related fees of $2.3 million and third-party debt issuance costs of $1.2 million. The 2030 Notes mature on July 31, 2030, unless redeemed prior to maturity. The 2030 Notes bear interest at a rate of 8.250% per annum, payable quarterly in arrears on the 30th day of January, April, July and October of each year. We may redeem the 2030 Notes in whole or in part, at our option, at any time on or after July 31, 2027, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption. Issuance-related costs for the 2030 Notes included underwriters’ fees, attorney, accounting and filing costs totaling $3.5 million. These costs are reported as a debt discount which is being amortized over the term of the 2030 Notes using an effective rate method. The outstanding principal remains at $65.0 million; however, the balance of the 2030 Notes reported at September 30, 2025 was $61.6 million, which is net of unamortized issuance-related costs of $3.4 million. The effective interest rate is approximately 9.40%.

Insurance Financing Arrangements

From time to time, the Company finances premium payments associated with various insurance policies that must be repaid to a third-party finance company in monthly installments (the “Insurance Financing Arrangements”). The outstanding debt balance under the Insurance Financing Arrangements was $0.3 million at September 30, 2025.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations of the ownership, conversion and disposition of the notes and the ownership and disposition of shares of our Class A common stock, if any, received upon conversion of a note. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning, converting or disposing of the notes or owning or disposing of any shares of our Class A common stock received upon conversion of a note.

This discussion is limited to holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes or our Class A common stock received upon conversion of a note as capital assets (generally, property held for investment). This discussion does not address the Medicare tax on net investment income, any alternative minimum tax consequences or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under any applicable income tax treaty. In addition, this discussion does not address all tax considerations that may be relevant to beneficial owners of a note or our Class A common stock in light of their particular circumstances, or to certain categories of holders that may be subject to special rules, such as:

•        dealers in securities;

•        banks or other financial institutions;

•        regulated investment companies or real estate investment trusts;

•        tax-exempt or governmental organizations;

•        insurance companies;

•        traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•        persons that hold the notes or our Class A common stock as a part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        persons deemed to sell the notes or our Class A common stock under the constructive sale provisions of the Code;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        partnerships and other entities treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•        persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements; and

•        former U.S. citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or our Class A common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the notes or our Class A common stock received upon conversion of a note and partners therein should consult their own tax advisors regarding the U.S. federal income tax consequences of owning, converting and disposing of the notes and owning and disposing of our Class A common stock received upon conversion of a note.

IF YOU ARE CONSIDERING THE PURCHASE OF NOTES, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES OR THE OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK RECEIVED UPON CONVERSION OF A NOTE UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”), we may be obligated to pay amounts on the notes that are in excess of stated interest on the notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, we do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, you will generally be required to (i) accrue ordinary interest income based upon a “comparable yield”, which would be at a higher rate than the stated interest rate, (ii) treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note and (iii) treat the entire amount of realized gain upon conversion of a note as taxable ordinary income. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

The following summary will apply to you if you are a U.S. holder of the notes or Class A common stock received upon conversion of a note. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note or Class A common stock received upon conversion of a note and you are for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a court within the United States and that has one or more “United States persons” (as defined in the Code) that have the authority to control all substantial decisions of the trust or (ii) if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Notes

Stated interest on a note will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Except as provided below under “— Conversion of the Notes,” you will generally recognize capital gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference (if any) between the amount realized on such disposition and your adjusted tax basis in the note. The amount realized will include the amount of any cash and the fair market value of any other property received for the note. To the extent that any portion of the amount realized on a sale, exchange, redemption, retirement or other taxable disposition of a note is attributable to accrued and unpaid interest on the note, this amount generally will not be included in the “amount realized” but will instead be treated in the same manner as described above in “— Interest on the Notes.” Your adjusted tax basis in a note will generally be equal to the amount you paid for the note as increased by the amount of any deemed distribution included in income as described below under “— Constructive Distributions.”

Any gain or loss will be long-term capital gain or loss if you have held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition of the note. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Conversion of the Notes

Upon conversion of the notes, we may deliver solely shares of our Class A common stock, cash, or a combination of cash and shares of our Class A common stock at our election, as described above under “Description of Notes-Conversion Rights-Settlement Upon Conversion.”

Conversion into Class A Common Stock

Generally, you will not recognize gain or loss on the conversion of the notes solely into shares of Class A common stock, other than with respect to any cash received in lieu of fractional shares, which will be treated as described below in “— Fractional Shares,” and other than with respect to Class A common stock attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income.

The tax basis in the shares of Class A common stock received (including any fractional share deemed received) by you upon conversion of the notes (other than Class A common stock received by you that is attributable to accrued and unpaid interest, the tax basis of which will equal the fair market value of such Class A common stock received) will be equal to your aggregate adjusted tax basis in the notes converted.

The holding period for the shares of Class A common stock received by you upon conversion of the notes generally will include the period during which you held the notes prior to the conversion, except that the holding period of any Class A common stock received by you with respect to accrued and unpaid interest will commence on the day after the date of receipt.

Conversion into Cash

If we deliver solely cash upon a conversion, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition (as described above under “— Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes”).

Conversion into Class A Common Stock and Cash

As described below, if, upon a conversion, we deliver a combination of cash and Class A common stock to you in exchange for the notes, the tax consequences of such a conversion are unclear and subject to different characterizations, and you should consult your tax advisor regarding the tax consequences of such a conversion.

Treatment as a Recapitalization

If we deliver a combination of cash and Class A common stock to you upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as discussed in “— Conversion of the Notes-Exchange in Lieu of Conversion” below), we intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the conversion will be treated as a recapitalization for U.S. federal income tax purposes. Assuming that this treatment is correct, you will recognize capital gain, but not loss, equal to the lesser of (i) the excess of (x) the sum of the fair market value of the Class A common stock (including any fractional share deemed received) and the amount of cash received (other than amounts of cash paid in lieu of any fractional share, which will be treated as described in “— Fractional Shares” below), but excluding in each case cash or Class A common stock attributable to accrued and unpaid interest (which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income), over (y) your adjusted tax basis in the notes, and (ii) the amount of cash received by you (excluding cash paid in lieu of fractional shares and cash attributable to accrued and unpaid interest).

Assuming that this treatment is correct, the tax basis in the shares of Class A common stock received (including any fractional share deemed received) by you upon conversion of the notes (other than Class A common stock received by you that is attributable to accrued and unpaid interest, the tax basis of which will equal the fair market value of such Class A common stock received) will be equal to your aggregate adjusted tax basis in the notes converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued and unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

The holding period for the Class A common stock received by you upon conversion of the notes generally will include the period during which you held the notes prior to the conversion, except that the holding period of any Class A common stock received by you with respect to accrued and unpaid interest will commence on the day after the date of receipt.

Alternative Treatment of Conversion as Part Sale and Part Conversion

If the conversion of a note into cash and Class A common stock (excluding an exchange with a designated financial institution in lieu of conversion, as discussed in “— Conversion of the Notes-Exchange in Lieu of Conversion” below) were not treated as a recapitalization as discussed above, the cash payment received (excluding cash paid in lieu of fractional shares and cash attributable to accrued and unpaid interest) could be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “— Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes,” in which case our Class A common stock received on such a conversion (other than Class A common stock attributable to accrued and unpaid interest, which would be taxable as interest to the extent you have not previously included the accrued interest in income) would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to you. In that case, your adjusted tax basis in the note would generally be allocated pro rata between the portion of the note treated as exchanged for our Class A common stock (including any fractional share deemed received) and the portion of the note treated as exchanged for the cash received (other than amounts of cash paid in lieu of any fractional share), in each case excluding cash or Class A common stock attributable to accrued and unpaid interest, based on the fair market value of such Class A common stock and such cash. The holding period for our Class A common stock received in the conversion would include your holding period for the note, except that the holding period for any Class A common stock received with respect to accrued and unpaid interest would commence on the day after the date of receipt.

Fractional Shares

If you receive cash upon conversion in lieu of a fractional share of our Class A common stock, you generally will be treated as having received such fractional share pursuant to the conversion and then as having exchanged such fractional share of our Class A common stock for cash. As a result, cash received by you upon conversion in lieu of a fractional share of our Class A common stock will be treated as a payment in exchange for the fractional share and generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received by you in lieu of such fractional share and the portion of your tax basis that is allocated to the fractional share. Such gain or loss will be long-term capital gain or loss if your holding period in the fractional share of our Class A common stock deemed to be received exceeds one year at the time of the conversion. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Exchange in Lieu of Conversion

If you surrender notes for conversion, we may, at our election, direct the conversion agent to surrender such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution must agree to pay or deliver in exchange for such notes, the amount of cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock that would otherwise be due upon conversion. See “Description of Notes — Conversion Rights-Exchange in Lieu of

Conversion.” If the designated financial institution accepts such notes and delivers cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock in exchange for the notes, you will be taxed on the transfer as a sale or exchange of the notes, as described under “— Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes.” In such case, your tax basis in the Class A common stock received will equal the fair market value of the stock on the date of the exchange, and your holding period in the Class A common stock received will begin on the day after the date of the exchange.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances as described in “Description of Notes-Conversion Rights-Conversion Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you even though no cash is received. Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of certain taxable dividends to holders of our Class A common stock) will not qualify as being pursuant to a bona fide, reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. In certain circumstances, a failure to adjust (or to adjust properly) the conversion rate may result in a deemed distribution to you if, as a result of such failure, your proportionate interest in our assets or earnings and profits is increased.

Any deemed distributions will be taxable as a dividend, return of capital or capital gain as described below in “— Distributions on Class A Common Stock”. You should consult your tax advisor regarding whether any dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received by non-corporate U.S. holders and, if you are a corporate U.S. holder, whether you would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, your adjusted tax basis in a note will be increased to the extent any such deemed distribution is treated as a dividend. Because a constructive dividend deemed received by you would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is applicable to you (because you failed to establish an exemption from backup withholding taxes as further described below in “— Information Reporting and Backup Withholding”), such withholding may be withheld from or set off against subsequent payments on the notes or our Class A common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes), or such Class A common stock or other funds or assets held by you.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS proposed U.S. Treasury regulations addressing the amount and timing of such deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire Class A common stock immediately after the conversion rate adjustment over the fair market value (determined immediately after the conversion rate adjustment) of the right to acquire Class A common stock without the conversion rate adjustment, (ii) the deemed distribution occurs at the earlier of the date the conversion rate adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against subsequent payments on the notes or our Class A common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes), such Class A common stock or other funds or assets held by you, and (iv) we may be required to report the amount of any deemed distributions on our website or to the IRS and all U.S. holders of our notes (including holders that would otherwise be exempt from reporting). If adopted as proposed, the final U.S. Treasury regulations will be effective for deemed distributions occurring on or after the date of adoption, but taxpayers may rely on them prior to that date under certain circumstances. You are urged to consult your tax advisor regarding the potential effects of the proposed U.S. Treasury regulations in respect of the notes.

Distributions on Class A Common Stock

Distributions, if any, made on our Class A common stock received upon conversion of a note generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits, computed under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Sale, Certain Redemptions or Other Taxable Disposition of Class A Common Stock

Upon the sale, certain redemptions or other taxable disposition of our Class A common stock received upon conversion of a note, you generally will recognize gain or loss equal to the difference between the amount realized and your tax basis in our Class A common stock. Any gain or loss recognized on a taxable disposition of our Class A common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if your holding period at the time of the sale, redemption or other taxable disposition of our Class A common stock is more than one year. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Possible Effect of a Change in Conversion Consideration

In certain situations, the notes may become convertible or exchangeable into shares of another entity that acquires us or other consideration. Furthermore, we may undertake certain transactions (such as a merger or sale of assets) in connection with a change of control or similar transaction (for example, as described above under “Description of Notes-Consolidation, Merger and Asset Sale”). Depending on the circumstances, such a change in conversion consideration or such transactions undertaken in connection with a change of control or similar transaction could result in a deemed taxable exchange of your notes, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the ownership or conversion or exchange of the notes, and the shares of our Class A common stock or other consideration received upon a conversion or exchange of the notes, may be different from the U.S. federal income tax consequences addressed in this discussion. For example, if the notes were to become exchangeable into stock of an entity other than the obligor, for U.S. federal income tax purposes, such an exchange generally would be a taxable event. You are urged to consult your tax advisor regarding the consequences of a change in conversion consideration and any change of control or similar transaction.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest (including special interest, if any) and dividends (including deemed dividends) and the proceeds of a sale or other disposition of a note or Class A common stock, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Tax Consequences to Non-U.S. Holders

The following summary will apply to you if you are a non-U.S. holder of notes or Class A common stock received upon conversion of a note. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a note or Class A common stock received upon conversion of a note that is an individual, corporation, estate or trust and that is not a U.S. holder.

Interest on the Notes

Subject to the discussion below concerning backup withholding and withholding requirements under FATCA (as defined below), payments to you of interest on the notes generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•        you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•        you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•        you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•        interest on the notes is not effectively connected with your conduct of a U.S. trade or business (and under an applicable income tax treaty, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States).

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold your notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates, and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States, although you will be required to meet the certification requirements described below in order to avoid the 30% withholding.

Interest paid to you that is effectively connected with your conduct of a trade or business in the United States, unless an applicable income tax treaty provides otherwise, generally will be taxed on a net income basis at the rates and in the same manner generally applicable to United States persons. Such effectively connected interest will not be subject to U.S. federal withholding if you provide the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax (at a 30% rate or such lower rate under an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year (as adjusted for certain items), which will include effectively connected interest.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption or a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by timely providing the required information or filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Distributions and Constructive Distributions

Subject to the discussion below of withholding requirements under FATCA and effectively connected dividends, any distribution made to you on our Class A common stock and any deemed distributions resulting from certain adjustments to, or a failure to adjust (or to adjust properly), the conversion rate of the notes (see “— Tax Consequences to U.S. Holders-Constructive Distributions” above) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. In the case of a deemed distribution resulting from certain adjustments to, or a failure to adjust (or to adjust properly), the conversion rate, such withholding may be withheld from or set off against subsequent payments on the notes or our Class A common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes), or such Class A common stock or other funds or assets held by you. To receive the benefit of a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing the required information or an appropriate claim for refund with the IRS.

Dividends (including deemed dividends) that are effectively connected with your conduct of a trade or business within the United States, unless an applicable income tax treaty provides otherwise, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. In addition, if you are a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) of your effectively connected earnings and profits for the taxable year (as adjusted for certain items), which will include effectively connected dividends.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Disposition of the Notes or Class A Common Stock

Subject to the discussion below concerning backup withholding, any gain recognized by you on the sale, exchange, certain redemptions, conversion of a note into cash or a combination of cash and Class A common stock, or other taxable disposition of a note or Class A common stock will not be subject to U.S. federal income tax unless:

•        you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met;

•        the gain is effectively connected with your conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or

•        the notes or our Class A common stock constitute United States real property interests by reason of our status as a USRPHC, for U.S. federal income tax purposes during the shorter of your holding period or the five-year period ending on the date of the disposition of the note or Class A common stock, as the case may be.

If you are a non-U.S. holder who is described in the first bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S.-source capital losses.

If you are a non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above applies, you generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in your effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC, and we expect to remain a USRPHC. Provided that we are and remain a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” within the meaning of the U.S. Treasury regulations (“regularly traded”), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the notes or our Class A common stock (as applicable), (i) with respect to a disposition of the notes, (x) if the notes are not regularly traded, notes with a fair market value, generally as of the date acquired or any date on which such non-U.S. holder makes a subsequent acquisition of notes, greater than 5% of the total value of all of our outstanding Class A common stock, or (y) if the notes are also regularly traded, more than 5% of the outstanding notes, or (ii) with respect to a disposition of our Class A common stock, more than 5% of our Class A common stock, will be treated as disposing of a United States real property interest and will be subject to taxation on gain realized on the disposition of the notes or our Class A common stock as a result of our status as a USRPHC as described in the following sentence (and with respect to a disposition of notes described above under (i)(x), a 15% withholding tax would apply to the gross proceeds from such disposition). As long as we are and remain a USRPHC, if the notes and our Class A common stock were not considered to be regularly traded, such holder (regardless of the percentage of notes or stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of the notes or our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. A non-U.S. holder may credit any such withholding against its U.S. federal income tax liability.

You should consult your tax advisor with respect to the application of the foregoing rules to your ownership and disposition of the notes or our Class A common stock.

Information Reporting and Backup Withholding

Payments to you of interest and dividends (including deemed dividends) on your notes or Class A common stock, and amounts withheld from such payments, if any, generally will be required to be reported annually to the IRS and to you. Copies of the information returns reporting such interest and dividends (including deemed dividends) and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Payments of interest and dividends (including deemed dividends) on your notes generally will not be subject to backup withholding if you establish an exemption by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition of a note or our Class A common stock effected by or through a U.S. office of a U.S. or foreign broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless you establish an exemption by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of a note or our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note or our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against your U.S. federal income tax liability, if any, provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on any withholdable payments, including payments of interest and dividends (including deemed dividends) on a note or our Class A common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E (or other applicable or successor form)); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E (or other applicable or successor form)). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of the notes or our Class A common stock, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. The preamble to the proposed U.S. Treasury regulations provides that taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

You are encouraged to consult your tax advisor regarding the effects of FATCA on an investment in the notes or our Class A common stock.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING, CONVERTING AND DISPOSING OF A NOTE OR OWNING AND DISPOSING OF CLASS A COMMON STOCK RECEIVED UPON CONVERSION OF A NOTE, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes and the shares of common stock issuable upon the conversion thereof by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (as described in Section 3(42) of ERISA or any applicable Similar Law ) of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary is general in nature and does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of a note and the shares of common stock issuable upon the conversion thereof is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•        whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•        whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•        whether the investment is permitted under the terms of the applicable documents governing the Plan;

•        whether in the future there may be no market in which to sell or otherwise dispose of the notes or the shares of common stock issuable upon the conversion thereof; and

•        whether the acquisition or holding of the notes or shares of common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “— Prohibited Transaction Issues” below) or a similar violation under any applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of the notes by an ERISA Plan with respect to which the issuer, the underwriters, or a guarantor, or any affiliate of any of the foregoing, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition or holding of the notes. These class exemptions include, without limitation, PTCE 75-1, respecting certain transactions involving ERISA Plans and broker-dealers, reporting dealers and banks; PTCE 84-14, as amended, respecting certain transactions determined by independent qualified professional asset managers; PTCE 90-1, respecting certain investments by insurance company pooled separate accounts; PTCE 91-38, respecting certain investments by bank collective investment funds; PTCE 95-60, respecting certain life insurance company general accounts; and PTCE 96-23, respecting certain transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that (i) neither the issuer of the notes nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and (ii) the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these statutory exemptions and PTCEs contain conditions and limitations on their application and do not provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Accordingly, the fiduciary of a Plan that is considering acquiring or holding the notes in reliance on any of these (or any other) exemptions should carefully review the exemption and consult with its counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of the notes, or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a non-exempt violation of any applicable Similar Laws.

The foregoing discussion of certain implications under ERISA, the Code and applicable Similar Laws with respect to investment in our notes or common stock by Plans is general in nature and is not intended to be complete in any respect, and is based on laws in effect on the date of this prospectus supplement. This discussion should not be construed as legal advice. Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes. Purchasers of the notes have the exclusive responsibility for ensuring that their acquisition and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Total	$300,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes subject to their receipt and acceptance of the notes from us and subject to prior sale. The offering of the notes is also subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions, including the consummation of the concurrent delta offering. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ option to purchase additional notes described below.

The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement or to certain dealers at that price less a concession not in excess of             % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45,000,000 aggregate principal amount of the notes from us solely to cover over-allotments, at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment.

The following table shows the per note and total public offering price, the underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $45,000,000 aggregate principal amount of the notes, solely to cover over-allotments.

Total
	Per Note	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            . We have agreed to reimburse the underwriters for all expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “METC.”

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

We and all of our directors and executive officers (each a “lock-up party”) have agreed that, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each lock-up party agrees that, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC on behalf of the underwriters, we or such lock-up party will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to:

(a)     the sale of the notes to the underwriters in this offering or the issuance by us of any shares of our Class A common stock upon the conversion of the notes;

(b)    our entry into, exercise of rights and performance of obligations under, and termination of the capped call transactions described in this prospectus supplement;

(c)     the declaration of one or more dividends by the Board of Directors of the Company, and the issuance by the Company of shares of Class B common stock pursuant to one or more dividends declared by its Board of Directors;

(d)    the issuance of shares of common stock by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement;

(e)     grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) by us to our employees, officers, directors, advisors, or consultants pursuant to the terms of our equity compensation plan in effect on the date of this prospectus supplement and as described herein or in documents incorporated by reference herein;

(f)     transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(g)    transfers of shares of common stock or any security convertible into common stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (e), (i) each donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period, and to the extent the lock-up party is required to file a report under Section 16(a) of the Exchange Act in connection with such transfer during the restricted period, the lock-up party shall include a statement in such report to the effect that the filing relates to a bona fide gift;

(h)    distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of the lock-up party; provided that in the case of any transfer or distribution pursuant to clause (f), (i) each donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period; or

(i)     facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC in their sole discretion, may release the securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or the Class A common stock. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, the notes or shares of the Class A common stock in the open market to stabilize the price of the notes or the Class A common stock. These activities may raise or maintain the market price of the notes or the Class A common stock above independent market levels or prevent or retard a decline in the market price of the notes or the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a portion of the aggregate principal amount of the notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters of this offering act as underwriters in the concurrent delta offering, as described in “Concurrent Delta Offering” section of this prospectus supplement and we will pay a fee of $             per share of our Class A common stock sold by them as underwriters in the concurrent delta offering. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, Goldman Sachs & Co. LLC is acting as exclusive structuring agent in connection with our initiative to establish a Strategic Critical Minerals Terminal at our Brook Mine facility in Wyoming and will receive customary fees in connection therewith. Further, certain of the underwriters and/or their respective affiliates may enter into the capped call transaction with us and may therefore receive a portion of the net proceeds of this offering applied to those transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, with such reduction and/or offset subject to a cap.

We intend to use approximately $             million of the net proceeds from this offering to pay the cost of entering into the capped call transactions. If the underwriters exercise their over-allotment option, then we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors — Risks Relating to the Notes and This Offering — The capped call transactions may affect the value of the notes and our Class A common stock.”

Settlement

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about             , 2025, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Selling Restrictions

Australia

This prospectus supplement and the accompanying prospectus:

•        do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•        have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offering of notes under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai (DIFC)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the notes.

Accordingly, the notes have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)      a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)      a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a)      to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)      where no consideration is or will be given for the transfer;

c)      where the transfer is by operation of law;

d)      as specified in Section 276(7) of the SFA; or

e)      as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

a)      to any person which is a professional client as defined under the FinSA; or

b)      in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

No notes have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of notes may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of notes shall require us or any representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

Certain legal matters relating to the notes offered by this prospectus supplement will be passed upon for us by ArentFox Schiff LLP, Washington, D.C. Certain legal matters relating to the notes offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) inferred mineral resources for the Brook Mine property, and technical report summaries incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, the Current Report on Form 8-K filed on May 12, 2025, and the Current Report on Form 8-K filed on September 18, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the notes offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the notes offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith and the accompanying base prospectus. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at https://ramacoresources.com/investors. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

•        our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 12, 2025; June 30, 2025, filed with the SEC on August 1, 2025; and September 30, 2025, filed with the SEC on October 28, 2025;

•        our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (Accession No. 0001104659-25-072699, other than Item 7.01 thereof); August 4, 2025 (other than Item 7.01 thereof); August 6, 2025; August 7, 2025, September 16, 2025 (other than Item 7.01 thereof); and September 18, 2025 (other than Item 7.01 thereof);

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

•        the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is https://ramacoresources.com/investors.

Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Class A Common Stock
Class B Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights

We or any selling stockholder may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•        shares of Class A common stock, par value $0.01 per share;

•        shares of Class B common stock, par value $0.01 per share;

•        shares of our preferred stock, par value $0.01 per share;

•        depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•        debt securities;

•        warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

•        rights to purchase common stock.

We refer to the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights, collectively, as the “securities” in this prospectus. The specific terms of the securities will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. On August 4, 2025, the last reported sale price of our Class A common stock on the Nasdaq was $21.80 per share, and the last reported sale price of our Class B common stock on the Nasdaq was $13.84 per share.

________________________________

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 4 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________________

The date of this prospectus is August 5, 2025

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Ramaco,” “we,” “our,” “us” and other similar pronouns refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis.

This prospectus is part of an automatic “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we or any selling stockholder may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information in a prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

SUMMARY INFORMATION

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus, any prospectus supplement, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus, including the sections entitled “Risk Factors” on page 4 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus, and the exhibits to the registration statement of which this prospectus is a part.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. Our 8.250% Senior Notes due 2030 (the “2030 Notes”) issued on July 31, 2025, in aggregate principal amount of $57 million, are listed on the Nasdaq Global Select Market under the symbol “METCI”. On August 1, 2025, the underwriters exercised the over-allotment option for an additional $8.0 million aggregate principal amount of 2030 Notes, resulting in a total of $65,000,000 aggregate principal amount of the 2030 Notes being issued. Our 8.375% Senior Notes due 2029 (the “2029 Notes”) are listed on the Nasdaq Global Select Market under the symbol “METCZ”. There was $57.5 million in aggregate principal amount of our 2029 Notes issued and outstanding as of March 31, 2025. Our 9.00% Senior Notes due 2026 (the “2026 Notes”), were listed on the Nasdaq Global Select Market under the symbol “METCL”, and were redeemed on August 4, 2025, with the proceeds received from the sale of the 2030 Notes. There was $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding as of March 31, 2025.

We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 66 million reserve tons and 1,352 million of measured and indicated resource tons of high-quality metallurgical coal.

Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials. As of June 2025, we have proceeded with mine development of our rare earth element and critical mineral Brook Mine near Sheridan, Wyoming. That mine will produce representative ore material for short term pilot-scale testing of the feedstock, with the goal of ultimately processing such material into rare earth and critical minerals oxides at a full-scale commercial processing facility.

We seek to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:

Developing and Operating Our Metallurgical Coal Properties.    We have 66 million reserve tons and 1,352 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

We plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Being a Low-Cost U.S. Producer of Metallurgical Coal.    Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term.    We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.

Enhancing Coal Purchase Opportunities.    Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

Demonstrating Excellence in Safety and Environmental Stewardship.    We are committed to complying with both regulatory and our high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.

Advancing our Initiatives in Rare Earth Elements, Critical Minerals, and Advanced Carbon Products.    We are also focused on the development of rare earth elements and critical minerals, including gallium, scandium and germanium which were recently banned for export to the United States by China, as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities in future periods. We had a ribbon cutting at our carbon ore and rare earth mine, the Brook Mine, on July 11, 2025, and development of this mine and overall project is proceeding.

Credit Agreement

On August 5, 2025, we entered into a fourth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fourth amendment to the Credit Agreement removed all negative covenants relating to the issues of equity securities by the Company.

Corporate Information

Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ramacoresources.com/investors.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby or thereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find Additional Information” beginning on page 28 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our other filings with the SEC.

Forward-looking statements may include but are not limited to statements about:

•        identification and implementation of commercially feasible extraction processes, and establishment of pilot and production extraction facilities;

•        anticipated production levels, costs, sales volumes, and revenue;

•        timing and ability to complete major capital projects;

•        economic conditions in the metallurgical coal and steel industries generally;

•        expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•        the availability of the equipment and components necessary to construct our pilot and production extraction facilities;

•        estimated quantities or quality of our metallurgical coal reserves;

•        our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business;

•        maintenance, operating or other expenses or changes in the timing thereof;

•        the financial condition and liquidity of our customers;

•        competition in coal markets;

•        the price of metallurgical coal or thermal coal;

•        competition in REE and critical minerals mining and extraction markets;

•        the price of REEs and critical minerals;

•        compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•        potential legal proceedings and regulatory inquiries against us;

•        the impact of weather and natural disasters on plant construction, demand, production, and transportation;

•        purchases by major customers and our ability to renew sales contracts;

•        credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•        geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

•        transportation availability, performance, and costs;

•        availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•        timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•        our ability to comply with certain debt covenants;

•        tax payments to be paid for the current fiscal year;

•        our expectations relating to dividend payments and our ability to make such payments;

•        the anticipated benefits and impacts of previous acquisitions;

•        risks related to Russia’s invasion of Ukraine and the international community’s response;

•        our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

•        whether the estimates of rare earth oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth resources or reserves;

•        risks related to weakened global economic conditions and inflation;

•        risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets; and

•        other risks identified in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement and speak only as of the date of this prospectus. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, funding future investments, making capital expenditures and funding working capital. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods.

Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us for indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We or any selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than Class A common stock or Class B common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or any selling stockholder for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

SELLING STOCKHOLDERS

Information about any selling stockholder, where applicable, will be set forth in the applicable prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights that we or any selling stockholder may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Delaware law and our amended and restated certificate of incorporation (or certificate of incorporation) and amended and restated bylaws (or bylaws). See “Where You Can Find Additional Information.”

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws. The full text of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, the Company urges you to read its Second Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws and the applicable provisions of Delaware law.

Class A Common Stock

Voting Power

Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Preemptive or Other Rights

The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. Our certificate of incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Class B Common Stock

Voting Power

Holders of shares of Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class B common stock do not have cumulative voting rights in the election of directors.

Dividends

Our intention is for holders of shares of our Class B common stock to ratably receive a quarterly dividend tied to the financial performance of the CORE Assets, subject to the discretion of our Board, the requirements of applicable law, any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class B common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock. Holders of shares of our Class B common stock will not have any specific rights with respect to the CORE Assets.

Other Matters

Our Second Amended and Restated Certificate of Incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•        the transaction is approved by the Board before the date the interested stockholder attained that status;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•        on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and our bylaws, each as amended, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•        establishes advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•        provides that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        provides our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•        provides that the authorized number of directors may be changed only by resolution of the Board;

•        provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•        provides that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•        provides that special meetings of our stockholders may only be called by the Board, the chief executive officer or the chairman of the board;

•        provides for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•        provides that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown Partners LLC (“Yorktown”) and Energy Capital Partners Mezzanine, LLC (“ECP” and together with Yorktown, the “Sponsors”) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•        provides that our bylaws can be amended by the Board.

Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•        any derivative action or proceeding brought on our behalf;

•        any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•        any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•        any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•        for any breach of their duty of loyalty to us or our stockholders;

•        for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•        for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•        for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into and intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that are in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as our transfer and distribution agent and registrar for our shares of common stock.

Listing

Our Class A common stock and Class B common stock are listed on the Nasdaq under the symbols “METC” and “METCB,” respectively.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.

We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Class A common stock and Class B common stock.

Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Class A common stock or Class B common stock or otherwise be in the best interest of the holders thereof.

Terms

Our certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•        the designation of the class and/or series of preferred stock;

•        the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•        the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•        the date from which dividends on the preferred stock shall accumulate, if applicable;

•        the procedures for any auction and remarketing, if any, for the preferred stock;

•        the provision for a sinking fund, if any, for the preferred stock;

•        the provision for redemption, if applicable, of the preferred stock;

•        any listing of the preferred stock on any securities exchange;

•        the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our Class A common stock or Class B common stock, including the conversion price or manner of calculation thereof;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•        whether interests in the shares of preferred stock will be represented by depositary shares;

•        any limitations on ownership and restrictions on transfer;

•        any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•        a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•        any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Delaware law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the provisions described below.

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or a fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into Class A common stock or Class B common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Class A common stock or Class B common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•        all outstanding depositary shares to which it relates have been redeemed or converted; or

•        the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued either (i) pursuant to our existing indenture, dated as of July 13, 2021, as amended, modified or supplemented, between us and Wilmington Savings Fund Society, FSB, as trustee (“existing indenture”) or (ii) pursuant to a subordinated debt indenture that we will enter into with Wilmington Savings Fund Society, FSB, as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we or any selling stockholder may offer under this prospectus, we will describe the particular terms of any debt securities that we or any selling stockholder may offer in more detail in a prospectus supplement (and any free writing prospectus).

We have incorporated by reference our existing indenture and will file a form of our new subordinated debt indenture as an exhibit to a prospectus supplement. We use the term “indentures” to refer collectively to our existing indenture and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture to be filed as an exhibit to a prospectus supplement to this registration statement, as it may be supplemented, amended or modified from time to time, as well as our existing indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our existing indenture and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

•        title;

•        principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•        any limit on the amount that may be issued;

•        whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•        maturity date;

•        principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•        whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•        annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•        terms of the subordination of any series of subordinated debt;

•        place where payments will be payable;

•        restrictions on transfer, sale or other assignment, if any;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•        provisions for a sinking fund, purchase or other analogous fund, if any;

•        date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•        whether the indenture will restrict our ability or the ability of our subsidiaries to:

•        incur additional indebtedness;

•        issue additional securities;

•        create liens;

•        pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•        redeem capital stock;

•        place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•        make investments or other restricted payments;

•        sell or otherwise dispose of assets;

•        enter into sale-leaseback transactions;

•        engage in transactions with shareholders or affiliates;

•        issue or sell stock of our subsidiaries; or

•        effect a consolidation or merger;

•        whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•        a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•        information describing any book-entry features;

•        procedures for any auction or remarketing, if any;

•        whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•        denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•        if other than dollars, the currency in which the series of debt securities will be denominated; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we or any selling stockholder may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•        if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•        if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•        if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•        if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•        the direction so given by the holder is not in conflict with any law or the applicable indenture, nor would it subject the trustee to a risk of liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

•        the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•        the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

•        the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•        to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•        to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•        to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•        to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

•        to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

•        to secure any series of security;

•        to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

•        to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•        extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

•        reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities;

•        impair the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable; or

•        modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•        register the transfer or exchange of debt securities of the series;

•        replace stolen, lost or mutilated debt securities of the series;

•        maintain paying agencies; and

•        hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities.

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

•        register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form to be filed as an exhibit to a prospectus supplement, and our existing indenture, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock, Class B common stock, preferred stock or depositary shares and may issue warrants independently or together with Class A common stock, Class B common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We may issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•        the title of such warrants;

•        the aggregate number of such warrants;

•        the price or prices at which such warrants will be issued;

•        the type and number of securities purchasable upon exercise of such warrants;

•        the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•        the date, if any, on and after which such warrants and the related securities will be separately transferable;

•        the price at which each security purchasable upon exercise of such warrants may be purchased;

•        the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•        the minimum or maximum amount of such warrants that may be exercised at any one time;

•        information with respect to book-entry procedures, if any;

•        any anti-dilution protection;

•        a discussion of certain material U.S. federal income tax considerations; and

•        any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock or Class B common stock. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•        the date for determining the stockholders entitled to the rights distribution;

•        the aggregate number of shares of Class A common stock or Class B common stock purchasable upon exercise of such rights and the exercise price;

•        the aggregate number of rights being issued;

•        the date, if any, on and after which such rights may be transferable separately;

•        the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•        any special U.S. federal income tax consequences; and

•        any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, ArentFox Schiff, Washington, D.C., will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) exploration target for the Brook Mine property, and technical report summaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, and the Current Report on Form 8-K filed on May 12, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ramaco Resources, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at https://ramacoresources.com/investors/. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus and the registration of which this prospectus is a part the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

•        our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 12, 2025 and June 30, 2025, filed with the SEC on August 1, 2025;

•        our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (the first Current Report filed on such date only, other than Item 7.01 thereof), and August 4, 2025 (other than Item 7.01 thereof);

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

•        the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

In addition to accessing the above information through the SEC’s website at www.sec.gov, we will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, telephone number (859) 244-7455.

$300,000,000

        % Convertible Senior Notes due 2031

__________________________

Goldman Sachs & Co. LLC	Morgan Stanley

__________________________

Prospectus Supplement

__________________________

        , 2025